UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CROSS COUNTRY HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

6551 Park of Commerce Boulevard, N.W.
Boca Raton, FL 33487
April 4, 2022
Dear Cross Country Healthcare Stockholder:
We invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Cross Country Healthcare, Inc. (the “Company”). The Annual Meeting will be held on Tuesday, May 17, 2022 at 12:00 p.m. Eastern Time. The Annual Meeting will be a virtual only meeting held via live audio cast on the internet. You will be able to virtually attend the Annual Meeting, vote, submit your questions, and view the list of stockholders during the meeting by visiting www.virtualshareholdermeeting.com/CCRN2022 and entering your 16-digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the Annual Meeting.
2021 In Review
Our 2021 financial results represented another historic milestone for the Company. Full year revenue in 2021 more than doubled from 2020 and we produced double-digit Adjusted EBITDA margin for the same period. In 2021, revenue also improved sequentially every quarter with all lines of business growing. We are fundamentally a stronger, more financially sound company with a proven ability to execute and deliver across many fronts. Our digital transformation through our build, buy and/or license strategy has been bold and has significantly improved our operating leverage. As we reimagine our go-to-market strategy to service our customers and our growing number of professionals who are increasingly embracing the gig economy, we have made investments in technology to improve the candidate journey, to magnify the return on investment from expanding our workforce, to provide ease of use, and best in class customer service. We also hired and trained more than 1,000 corporate employees during the year and improved our core processes to become more efficient and improve productivity. Throughout the pandemic, we have also led the way with our holistic workforce solutions approach and commitment to doing the right thing for our professionals, employees, customers and stockholders. We believe ethics, integrity, accountability and hard work are the foundation for all that we do to provide stockholder value.
COVID-19 (“COVID”)
2021 was another challenging year for our nation, with unprecedented demand driven in part by new COVID subvariants, the exhaustion burnout and mental health issues of healthcare professionals having served on the front-line, and the persistent shortage of core staff for many of our customers. We saw heightened demand across virtually every specialty, including those unrelated to COVID and those resulting from the turnover and shortages in core staff at our customers. In conjunction with Florida Atlantic University’s (FAU) Christine E. Lynn College of Nursing, Cross Country conducted a national survey of nurses and nursing students that revealed 37% of those surveyed identify as being burned out and over worked. The survey also identified root causes of the current stressors among healthcare professionals, and we are focused on implementing programs to improve nursing satisfaction, career outlook, and mental well-being. During 2021, we continued to provide a 24/7 Hotline for our healthcare professionals, and we responded to more than 13,000 calls to our Hotline. Our team worked tirelessly to deliver exceptional results for our customers, professionals, and stockholders in 2021, and we will continue to focus on positively impacting the mental well-being of all our professionals, as well as the overall outlook for nursing satisfaction.
ESG and Sustainable Long-Term Growth
Cross Country continued its track-record of promoting sustainable growth by focusing on governance, social, and environmental matters during 2021. We have continuously maintained the ISS Highest Quality Score of “1” for governance, and expanded our environmental and social initiatives thereby improving our ISS Quality Scores for those areas to “2” and “1”, respectively. Our commitment to diversity, equity and inclusion is unwavering as we once again in 2021 are able to share that 76% of our corporate workforce is female and 35% is composed of historically underrepresented groups. Two of our Board members (or 25%) are female and two Board members (or 25%) self-identify as a minority based on race. We also made additional investments in social initiatives, such as the sponsorship of nursing scholarships at FAU, and collaborating with the FAU Christine E. Lynn College of Nursing to conduct a national survey pertaining to employee satisfaction. Our culture, our aspirations to improve the environment and support our communities while significantly improving financial results for our stockholders, and having an overall positive impact on society is reflective of our performance and values-based culture that is in direct alignment with our business strategy.
On the following pages, you will find the Notice of Annual Meeting, which lists the matters to be considered and acted upon at the Annual Meeting, and the Proxy Statement.
Your vote is very important regardless of the number of shares you own. Detailed voting instructions begin on page 1 of the Proxy Statement. The Board of Directors unanimously recommends that you vote “FOR” Proposal Nos. 1, 2, and 3 described in the Proxy Statement.
Sincerely,

Kevin C. Clark, Chairman	John A. Martins, Chief Executive Officer and President

6551 Park of Commerce Boulevard, N.W.
Boca Raton, Florida 33487
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Meeting Date and Time Tuesday, May 17, 2022 at 12:00 p.m. Eastern Time

Meeting Location
Due to continuing concerns relating to COVID, and to support the health and well-being of our stockholders, Cross Country Healthcare, Inc. will have a virtual only annual meeting of stockholders in 2022, conducted exclusively via live audio cast at www.virtualshareholdermeeting.com/CCRN2022. There will not be a physical location for our 2022 Annual Meeting of Stockholders, and you will not be able to attend the meeting in person. See below for important information.

To the Stockholders of Cross Country Healthcare, Inc.:
Cross Country Healthcare, Inc. (the “Company,” “we,” “us,” or “our”) will hold the 2022 Annual Meeting of Stockholders (the “Annual Meeting” as a virtual only meeting via live audio cast on the internet on Tuesday, May 17, 2022, at 12:00 p.m. Eastern Time for the following purposes:
Agenda		Board’s Voting Recommendation
Proposal 1	To elect eight director nominees to serve for a one-year term	✔ FOR each director nominee
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022	✔ FOR
Proposal 3	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2021	✔ FOR
We also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment, postponement, or continuation thereof.
Only the Company’s stockholders of record at the close of business on March 21, 2022 (the “Record Date”) are entitled to receive this Notice of Internet Availability of Proxy Materials (this “Notice”) and to vote during the Annual Meeting and any adjournment, postponement, or continuation thereof.
Stockholders of record as of the Record Date will be able to participate in the Annual Meeting online at www.virtualshareholdermeeting.com/CCRN2022. To participate in the Annual Meeting, you will need the 16-digit control number on this Notice. We encourage you to access the Annual Meeting before the start time of 12:00 p.m. Eastern Time on May 17, 2022. Please allow ample time for online check-in, which will begin at 11:45 a.m. Eastern Time on May 17, 2022.

The date on which the Proxy Statement is first being made available to the Company’s stockholders is on or about April 4, 2022. The Proxy Statement, which more fully describes the matters to be considered at the Annual Meeting, is attached to this Notice. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the “SEC”)) accompany this Notice, but are not deemed to be part of the Proxy Statement.
It is important that your shares be represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to participate in the Annual Meeting, to vote your shares promptly by completing, signing, and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you participate in the virtual meeting, you may withdraw your proxy and vote your shares electronically during the Annual Meeting.
By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

April 4, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2022: Cross Country Healthcare Inc.’s 2022 Proxy Statement for the 2022 Annual Meeting of Stockholders and 2021 Annual Report are available via the Internet at www.proxyvote.com.

Forward-Looking Statements
This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including in our Chairman’s letter to our stockholders, which represent our expectations or beliefs concerning future events. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond our control, including, but not limited to factors detailed herein and under Part I, “Item 1A. Risk Factors” and in other sections of our 2021 Annual Report and in other filings with the SEC.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.
Website Information
This document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

6551 Park of Commerce Boulevard, N.W.
Boca Raton, Florida 33487
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
These proxy materials (the “Proxy Statement”) are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Cross Country Healthcare, Inc. (“Cross Country,” the “Company,” “our,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment, postponement, or continuation thereof.
2022 Annual Meeting of Stockholders
•	Time and Date:	May 17, 2022, at 12:00 p.m. Eastern Time
•	Virtual Meeting Site:	www.virtualshareholdermeeting.com/CCRN2022
•	Record Date:	March 21, 2022
•	Voting:
Stockholders of the Company as of the record date, March 21, 2022, are entitled to vote on the proposals being acted upon at the meeting. Each share of the Company’s common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Matters to be Voted Upon
The purposes of the Annual Meeting are to seek stockholder approval of the following three proposals:
i.	To elect eight directors to serve for a one-year term;
ii.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022; and
iii.	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2021.
We also will consider and act upon any other matters that properly come before the Annual Meeting or any adjournment, postponement, or continuation thereof.
1

How to Attend the Virtual Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio cast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on March 21, 2022 (the “Record Date”) or if you hold a valid proxy for the Annual Meeting.
To be admitted to and to participate in the Annual Meeting at www.virtualshareholdermeeting.com/CCRN2022, you must enter the 16-digit control number on your proxy card or voting instruction form you previously received. You also will be able to vote your shares online, submit questions electronically, and examine a list of stockholders during the Annual Meeting. During the live Q&A session of the meeting, members of our executive leadership team will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem inappropriate.
The meeting webcast will begin promptly at 12:00 p.m. Eastern Time on May 17, 2022. Online access will begin at 11:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
We will have technicians ready to assist with any technical difficulties you may have. You will have the ability to test the systems before the Annual Meeting starts, and a technical phone number will be provided when the meeting opens.
Who May Vote
Stockholders of record of our common stock, par value $0.0001 per share (the “Common Stock”) as of the close of business on the Record Date are entitled to notice of, and to vote at the Annual Meeting and any adjournment, postponement, or continuation thereof. As of the Record Date, we had 38,063,099 shares of Common Stock issued and outstanding. We have no other securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. There is no cumulative voting.
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions that your bank or brokerage firm provides to you. Many banks and brokerage firms solicit voting instructions over the internet or by telephone. Even if your shares are held in street name, you are welcome to participate in the Annual Meeting; however, you may not vote your shares online during the Annual Meeting. If you hold your shares in street name and wish to vote online during the Annual Meeting, please contact your bank or brokerage firm before the Annual Meeting to obtain the necessary proxy from the holder of record.
If the beneficial owner does not provide voting instructions, banks and brokerage firms cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the bank or brokerage firm holding the shares as to how to vote on matters
2

deemed “non-routine.” We believe Proposal No. 2 (the ratification of the appointment of our independent registered public accounting firm) is a “routine” matter and, as a result, we do not expect there to be any broker non-votes. Proposal No. 1 (the election of directors) and Proposal No. 3 (the non-binding advisory approval of the compensation of the Company’s named executive officers for 2021) are “non-routine” matters, and banks and brokerage firms cannot vote your shares on such proposals if you have not given voting instructions.
The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, represented by virtual attendance or by proxy, is required for a quorum. As long as one of the matters is deemed to be a “routine” matter, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement.
Electronic Notice and Mailing
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”) we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of proxy materials (the “Notice of Internet Availability”) to the beneficial owners of our Common Stock entitled to vote during the Annual Meeting on or about April 4, 2022. From the date of the mailing of the Notice of Internet Availability until the conclusion of the Annual Meeting, all beneficial owners entitled to vote during the Annual Meeting will have the ability to access all of the proxy materials at www.proxyvote.com. If you received a Notice of Internet Availability, you may request a paper copy or e-mail version of these proxy materials.
The Notice of Internet Availability will contain:
•	the date, time, and instructions to virtually attend the Annual Meeting, the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter;
•	the Internet address where the proxy materials may be accessed;
•	a comprehensive listing of all proxy materials available on the internet address;
•	a toll-free phone number, e-mail address and Internet address for requesting either a paper copy or e-mail version of proxy materials;
•	the last reasonable date a stockholder can request a paper copy or e-mail version of the proxy materials and expect them to be delivered prior to the Annual Meeting; and
•	instructions on how to access the proxy card.
You may also request a paper copy or e-mail version of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all your future mailings.
3

How to Vote
If you were a record holder of shares of Common Stock on the Record Date, you may vote as follows:
•	By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website.
•	By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.
•
By Mail: If you prefer, you can contact us to obtain paper copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: Cross Country Healthcare, Inc., General Counsel, at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487. If you contact us to request a proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope that we will provide, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to virtually attend the meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

•
Virtual Participation: The Annual Meeting will be held entirely online via live audio cast. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CCRN2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting if you obtain a valid proxy from the record holder. However, even if you plan to virtually attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to virtually attend the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.
If your shares of Common Stock are held in “street name” through a bank, broker or other institution, then that bank, broker or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. You may vote as follows:
•	By Internet or Telephone: You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•	By Mail: You will receive instructions from your broker or other nominee explaining how to vote your shares.
4

Board’s Voting Recommendations
The Board recommends a vote:
Proposal No. 1: “FOR” the election of each of the eight director nominees to serve on the Board for a one-year term.
Proposal No. 2: “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Proposal No. 3: “FOR” approval, on an advisory basis, of compensation paid to our named executive officers in 2021.
Required Vote
Shares of Common Stock represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted “FOR” the election of each of the director nominees, “FOR” ratification of the independent registered public accounting firm, and “FOR” approval, on an advisory basis, of the compensation paid to our named executive officers in 2021. In addition, if any other matters come before the Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters.
The company is incorporated in the State of Delaware and our shares are listed on Nasdaq. As a result, the Delaware General Corporation Law (the “DGCL”) and Nasdaq listing rules govern the voting standards applicable to actions taken by our stockholders.
5

Under our bylaws, the affirmative vote of a majority of the votes cast (affirmatively or negatively) are required for the matters set forth for stockholder vote in Proposal Nos. 2 and 3. For Proposal No. 1, our bylaws provide that a director nominee will be elected if the votes cast for director nominee’s election exceed the votes cast against such director nominee’s election. Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for each proposal:
Proposal	Voting Approval Standard	Effect of Abstention(1)	Effect of Broker Non-Vote(2)
1. Election of eight director nominees	Votes cast for a director nominee’s election exceed the votes cast against such director nominee’s election	No effect	No effect
2. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year December 31, 2022	Majority of the votes cast	No effect	Not applicable
3. Advisory vote to approve the 2021 compensation of named executive officers	Majority of the votes cast	No effect	No effect
(1)	Under the DGCL, abstentions are not considered “votes cast” and, accordingly, shares that abstain with respect to Proposal Nos. 1, 2, and 3 have no impact on the result.
(2)
Proposal No. 2 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Proposal Nos. 1 and 3 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on Proposal Nos. 1 and 3.

Revoking Your Proxy
If you are a holder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to us (to the attention of the Inspectors of Election), timely delivering a valid, later-dated proxy or virtually attending and voting online during the Annual Meeting. Please note that virtual attendance at the Annual Meeting will not by itself revoke a proxy; you must also vote online during the Annual Meeting to revoke a proxy. If your shares are held in “street name,” you may revoke your voting instructions by following the specific directions provided to you by your bank or broker.
If the Annual Meeting is postponed, continued, or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).
6

Proxy Cards
All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, or vote by internet or telephone but fail to give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board. The Proxy Committee consists of Kevin C. Clark and Thomas C. Dircks.
Proxy cards, unless otherwise indicated by the stockholder, confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which may be properly presented for action at the Annual Meeting even if not covered herein.
Quorum
The presence, by virtual participation or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding entitled to vote at the Annual Meeting is required to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Solicitation of Proxies
We will bear the cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, text message, email, or other means by our directors, officers or other employees. No additional compensation will be paid to these individuals for any such services. We do not presently intend to solicit proxies other than by mail.
Stockholder Communications
The Board has adopted a process by which interested parties may communicate with our Board, committees, or individual directors. Any stockholder wishing to do so may call our toll-free phone number at 800-354-7197 or send an e-mail to governance@crosscountry.com. All such communications will be forwarded directly to the Board or any individual director or committee of the Board, as applicable.
7

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
Directors Standing for Election

Kevin C. Clark	W. Larry Cash	Thomas C. Dircks

Gale Fitzgerald	Darrell S. Freeman, Sr.	John A. Martins

Janice E. Nevin, M.D., MPH	Mark Perlberg, JD
The following information sets forth the principal occupation and employment during at least the past five years of each director nominee, positions and offices with us, age, specific skills, attributes and qualifications and certain other information. In addition, we have summarized for each director nominee why he or she has been chosen to serve on our Board. No family relationship exists among any of the director nominees or executive officers.
Kevin C. Clark, 61, has served as non-executive Chairman of the Board since April 2022. Prior to that, he served as the Company’s President, Chief Executive Officer, and a director of the Company’s Board from January 2019 to March 2022. Prior to joining the Company, he served as Chairman and Chief Executive Officer of Talivity, Inc., a provider of staffing, marketing and
8

technology services, from 2015 to 2018, Chairman and Chief Executive Officer of OGH, LLC, a healthcare staffing, technology and workforce solutions company, from 2002 to 2015, and Chairman and Chief Executive Officer of Pinnacor Inc., a provider of content and financial software application services, from 1999 to 2001. From 1996 to 1998, Mr. Clark was the Chairman and Chief Executive Officer of Poppe Tyson, Inc., a global digital marketing agency, and from 1986 to 1994, he served as the Chairman and Chief Executive Officer of Cross Country, Inc., a healthcare staffing company, which he co-founded. Mr. Clark earned his Bachelor of Business Administration from Florida Atlantic University.
The Board has concluded that Mr. Clark should serve as a director due to his institutional knowledge, extensive executive level management skills, and experience building and leading healthcare staffing, workforce solutions, and other technology companies, as well as his extensive corporate development experience.
W. Larry Cash, 73, has been a director and a member of the Audit Committee since October 2001 and a Compensation Committee member since May 2005. Mr. Cash has served as the Lead Director of the Board since 2019. Mr. Cash is Chairperson of the Audit Committee. Mr. Cash retired as President of Financial Services, Chief Financial Officer and a member of the board of directors of Community Health Systems, Inc. in May 2017 and served as a consultant to Community Health Systems, Inc. He joined Community Health Systems, Inc. as Executive Vice President and Chief Financial Officer in September 1997. Prior to joining Community Health Systems, Inc., Mr. Cash served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/HCA Healthcare Corporation, Mr. Cash spent 23 years at Humana, Inc., most recently serving as its Senior Vice President of Finance and Operations from 1993 to 1996. He served as a member of the board of directors and the audit committee of AAC Holdings, Inc. (OTC: AACH), a provider of substance use treatment centers, from October 2017 through October 2019. He received his B.S. in Accounting from the University of Kentucky at Lexington.
The Board has concluded that Mr. Cash should serve as a director due to his extensive executive level management skills, corporate financial management, and operational experience. Additionally, Mr. Cash has a vast understanding of many aspects of the healthcare industry and brings solid expertise and proven leadership skills to the Board.
Thomas C. Dircks, 64, has been a director since July 1999 and served as non-executive Chairman of the Board from August 2013 through March 2022. He has also been a member of the Audit Committee and the Governance and Nominating Committee since March 2022. Mr. Dircks is a Managing Director of Charterhouse Strategic Partners LLC, a provider of strategically focused investments in growth companies in the United States. Mr. Dircks was previously Managing Partner of Charterhouse Equity Partners (“CEP”) and was responsible for managing and overseeing the investment of CEP’s multi-billion dollars of North America focused institutional private equity funds. CEP was one of the earliest investors in private equity and raised funds and invested in middle market companies for over three decades. Prior to joining CEP, he was employed by PricewaterhouseCoopers LLP as a Certified Public Accountant. Mr. Dircks currently serves as a member of the board of directors of Silvergate Capital Corporation (NYSE: SI), a Federal Reserve member bank and the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. He holds a B.S. in Accounting and a Masters of Business Administration from Fordham University.
9

The Board has concluded that Mr. Dircks should serve as a director due to his extensive executive management, accounting, tax, mergers and acquisition, and strategic planning expertise. Additionally, Mr. Dircks’ risk management skills and financial acumen add an important dimension to our Board’s composition.
Gale Fitzgerald, 71, has been a director since May 2007 and served as a member of the Audit Committee from May 2007 to March 2022. She has also been a member of the Compensation Committee since March 2022 and, since January 2014, has served as the Chairperson of the Governance and Nominating Committee. Ms. Fitzgerald is a retired principal of TranSpend, Inc., a consulting company. Before co-founding TranSpend, Inc. in 2003, she served as the President of QP Group, Inc. and as the Chairman and Chief Executive Officer of Computer Task Group, Inc. from 1994 to 2000. She joined Computer Task Group, Inc. in 1991 as Senior Vice President and was promoted to President and Chief Operating Officer in July 1993. Prior to joining Computer Task Group, Inc., she was Vice President, Professional Services at International Business Machines Corporation, which evolved into IBM Global Services (“IBM”). Ms. Fitzgerald worked at IBM for 18 years in various technical, marketing and management positions. Ms. Fitzgerald was a member of the board of directors of Diebold Nixdorf, Inc. (NYSE: DBD) through April 2019. Ms. Fitzgerald has a B.A. in Government from Connecticut College and a Masters in Theology from Augustine Institute.
The Board has concluded that Ms. Fitzgerald should serve as a director because of her extensive executive leadership experience, management skills, and public board experience. Ms. Fitzgerald’s expertise in the areas of information technology, staffing and healthcare provides an invaluable resource to the Board with respect to corporate and strategic planning and assessing and managing risks.
Darrell S. Freeman, Sr., 57, has been a director and Audit Committee member since August 2018, and a Compensation Committee member since May 2020. He currently serves as the Executive Managing Director of Zycron, Inc., an information technology services and solutions firm he founded in 1991 and later sold to BG Staffing in 2017. Zycron, Inc. is now a division of BG Staffing, Inc. Zycron, Inc. provides IT staffing, outsourcing and project management services primarily in the healthcare, energy, and government sectors. Mr. Freeman also co-founded Tennessee-based Reliant Bancorp, Inc. (Nasdaq: RBNC) (“Reliant Bank”) in 2006, and has served as a board member and a member of the audit and compensation committees of Commerce Union Bancshares, Inc., the holding company for Reliant Bank, from its inception until 2022. Mr. Freeman also served on the board of directors and was the lead director of American Addiction Centers Inc. (OTC: AACH) from 2013 through October 2019. Mr. Freeman holds a B.S. in Industrial Technology and a Masters in Industrial Studies, both from Middle Tennessee State University.
The Board has concluded that Mr. Freeman is qualified to serve as a director as a result of his extensive staffing, outsourcing, technology and healthcare expertise, as well as his extensive background in business development.
John A. Martins, 54, has served as President and Chief Executive Officer of the Company since April 2022, after previously serving as Group President, Delivery since May 2021 and as Group President, Nurse and Allied from February 2021 to May 2021. Prior to joining Cross Country, Mr. Martins served as the Senior Vice President of Operations Strategy for Aya Healthcare,
10

Inc. from November 2017 to January 2020. He also served as Senior Vice President, General Manager of AMN Healthcare Services, Inc. from January 2015 to October 2017, and as President, Onward Healthcare and in various other positions from February 2008 to January 2015. Mr. Martins earned a B.S. from William Peterson University.
The Board has concluded that Mr. Martins is qualified to serve as a director as a result of his extensive staffing, and technology expertise, as well as his extensive background in business development.
Janice E. Nevin, M.D., MPH, 61, has been a director and an Audit Committee member since May 2020 and a Governance and Nominating Committee member since May 2021. She has served as the President and Chief Executive Officer of ChristianaCare Health System, the largest health system in Delaware, since November 2014. In 2017, Dr. Nevin was inducted into the Delaware Women’s Hall of Fame and was recognized among 100 Great Healthcare Leaders to Know in 2017 by Becker’s Hospital Review. For her commitment to the community, she received Delaware’s Grassroots Champion Award from the American Hospital Association and the David G. Menser Award from the Wilmington Senior Center, both in 2017. She was named the 2016 Woman of Distinction by the Girl Scouts of the Chesapeake Bay. Dr. Nevin received an A.B. in History and Science from Harvard University and a Doctor of Medicine from Sidney Kimmel Medical College at Thomas Jefferson University, and a Masters of Public Health from University of Pittsburgh.
The Board has concluded that Dr. Nevin should serve as a director due to her extensive knowledge of the healthcare industry and her expertise in leading the operations of a large health care system with first-hand knowledge of healthcare staffing, as well as her physician experience, and innovative leadership.
Mark Perlberg, JD, 66, has been a director and a Compensation Committee member since May 2015, and has served on the Governance and Nominating Committee since May 2020. In March 2022, Mr. Perlberg was appointed as Chairperson of the Compensation Committee, effective May 2022. He is currently serving as a Managing Director with Nautic Partners, LLC, a private equity firm. Prior to that he was the President and Chief Executive Officer of Oasis Outsourcing Holdings Inc. (“Oasis Outsourcing”), one of the nation’s leading Professional Employer Organizations, from October 2003 to March 2020. Prior to joining Oasis Outsourcing, Mr. Perlberg held a series of executive positions with Profit Recovery Group Inc., the John H. Harland Company, and The Western Union Company (“Western Union”). Prior to joining Western Union, he practiced law in New Jersey. Mr. Perlberg received his B.A. degree in History from the University of Rochester and his Juris Doctor degree from Boston College Law School.
The Board has concluded that Mr. Perlberg should serve as a director due to his extensive executive management and leadership experience in growing companies both organically and through acquisitions. Mr. Perlberg’s success during his career in overseeing the delivery of alternative workforce solutions provides a unique perspective to the Company.
11

Executive Officers
The following table sets forth certain information with respect to our current executive officers other than Mr. Martins, whose information is set forth above:
Name	Age	Position
Susan E. Ball, JD, MBA, RN	58	EVP, Chief Administrative Officer, General Counsel and Secretary
William J. Burns, MBA, CPA	52	EVP, Chief Financial Officer and Principal Accounting Officer
Cynthia A. Grieco	47	Vice President, Corporate Treasurer
Marc Krug, JD, MBA	54	Group President, Delivery
Pamela Jung	61	President, Cross Country Workforce Solutions Group
Colin P. McDonald, MS	54	Chief Human Resources Officer
Karen Mote	57	Division President, Cross Country Locums
Phillip Noe	51	Chief Information Officer
Gerald Purgay	61	Chief Marketing Officer
Buffy S. White	48	Group President, Workforce Solutions
Susan E. Ball has served as an Executive Vice President of the Company since January 2017, as Chief Administrative Officer since February 2021, as General Counsel since May 2004 and as Secretary since March 2010. Prior to that, Ms. Ball served as our Corporate Counsel from March 2002 to May 2004. Before joining us, Ms. Ball practiced law at Gunster, Yoakley & Stewart, P.A. from November 1998 to March 2002 and at Skadden, Arps, Slate, Meagher and Flom LLP from 1996 to November 1998. Prior to practicing law, Ms. Ball was a registered nurse. Ms. Ball received her Bachelor of Science degree in Nursing from The Ohio State University, her Juris Doctor degree from New York Law School, and her Masters of Business Administration from Florida Atlantic University.
William J. Burns served as Chief Operating Officer from January 2018 through January 2019 at which time he became Chief Financial Officer and Principal Accounting Officer. He also served as Chief Financial Officer, effective from April 2014, and Principal Accounting Officer, from December 2014 in each case through January 2018. He has served as an Executive Vice President of the Company since January 2017. Prior to joining the Company, Mr. Burns served as Group Vice President and Corporate Controller for Gartner, Inc., a technology research and advisory firm, from 2008 to 2014. From 2006 until 2008, Mr. Burns was the Chief Accounting Officer for CA Technologies, Inc. Mr. Burns earned his Bachelor of Arts in Accounting and Information Systems from Queens College and a Masters of Business Administration from New York University’s Stern School of Business. Mr. Burns is a Certified Public Accountant.
Cynthia A. Grieco has served as Vice President, Corporate Treasurer of the Company since February 2022. Prior to that, she was Vice President, Treasury Operations at the Company from March 2018 to January 2022, Senior Director, Assistant Treasurer from March 2017 to March 2018, and Director, Treasury Operations from January 2016 to March 2017. Prior to joining the Company, Ms. Grieco held various treasury roles with JM Family Enterprises since October 2001. Ms. Grieco earned her Bachelor of Business Administration in Finance and Marketing from Florida Atlantic University.
12

Marc Krug has served as the Group President, Delivery since April 2022, Division President, Travel from June 2021 to April 2022, Division President Travel and Local from January 2021 to June 2021, SVP of Travel Nurse and Allied Delivery from May 2020 to January 2021, SVP of Travel Allied from September 2018 to May 2020, and Vice President of Allied from March 2017 to September 2018. Mr. Krug also served as a consultant for Cross Country from January 2017 to March 2017. Prior to joining Cross Country, Mr. Krug was the President of Jackson Therapy Partners from January 2016 to November 2016. Prior to that, he served as Executive Vice President at Noor Staffing Group from March 2011 through September 2015. Prior to entering staffing, Mr. Krug practiced law in Massachusetts. Mr. Krug earned his Bachelor of Arts in Psychology from the University of Massachusetts, his Juris Doctor degree from the New England School of Law and his Masters of Business Administration from Boston College Carroll School of Management.
Pamela Jung has served as President of Cross Country Workforce Solutions Group, a division of Assignment America, LLC, since the Company acquired substantially all of the assets of Workforce Solutions Group (WSG) in June 2021. Prior to joining the Company, Ms. Jung co-founded WSG, a California company, in October 2001. From October 1999 to September 2001, Ms. Jung served as Vice President of Staffmark and as Vice President, Global Accounts at Spherion from January 1994 to October 1999. Ms Jung has served as a Board Member on the Council on the Aging – Southern California from January 2015 to present. Ms. Jung earned her Bachelor’s Degree from California State University at Long Beach.
Colin P. McDonald was appointed Chief Human Resources Officer in January 2022. Prior to that, he served as Senior Vice President, Human Resources from March 2020 to January 2022, and as Vice President, Human Resources & Labor Relations from December 2014 to March 2020. Prior to joining the Company, Mr. McDonald held various human resource positions at Carnival Cruise Lines, RandCol Staffing and Citrix. Mr. McDonald earned his Bachelor of Arts at State University of New York at New Paltz and his Master of Science degree in Organizational Leadership at Mercy College.
Karen Mote has served as Division President, Cross Country Locums since May 2020. Prior to that, she was President of Medical Doctor Associates (MDA) from February 2019 to May 2020. From March 2015 to February 2019, she served as the Vice President of MDA’s Advanced Practices, after being promoted from Director where she served from 2008 to March 2015. Prior to that, she served as the Manager of Allied Health Group, also a division of MDA from 2000 to her promotion in 2008. Ms. Mote began her career with Medical Doctor Associates in July 1998 in the Physician Permanent Placement Division. Ms. Mote earned a Clinical Laboratory Degree of Applied Science from North Georgia Technical College.
Phillip Noe has served as the Chief Information Officer of Cross Country since May 2021. Prior to that he was the Chief Information Officer at Vaco, LLC from September 2018 to May 2021. Prior to that he was the Chief Information Officer for the Adecco Group, NA (“Adecco”) from July 2013 to September 2018. While at Adecco, he was also the Global Senior Vice President, Solution Delivery. He received his Bachelor of Science in Business Administration from the University of Florida in 1992, and a Master of Health Administration and a Master of Information Management from Washington University, both in 1994.
13

Gerald Purgay has served as Chief Marketing Officer since March 2021. Mr. Purgay joined the Company as its Senior Vice President, Marketing in August 2020. Prior to joining Cross Country, Mr. Purgay served as the Chief Marketing Officer at Oasis Outsourcing from 2018 to 2019, as Partner and Chief Marketing Officer, Talent at Mercer from 2014 to 2017, and as Senior Vice President, Global Marketing at Right Management from 2007 to 2014. He has also held various other Chief Marketing Officer and global marketing leadership positions at ManpowerGroup, Behavioral Science Technology, Drake Beam & Morin, and Learning International. Mr. Purgay holds a Masters of Business Administration in Global Marketing from the New York Institute of Technology and a Bachelor of Arts degree in Economics from York University in Toronto, Canada.
Buffy S. White was appointed Group President, Workforce Solutions in February 2021. She had previously served as our President, Workforce Solutions from January 2019 to February 2021, President, Travel Nurse and Allied from January 2018 to January 2019, and Senior Vice President, Recruiting Strategy and Operations from September 2016 to January 2018. Before joining Cross Country, Ms. White served as Executive Vice President, Global Services and Solutions Consulting, of Pontoon (a division of Adecco) from June 2015 to November 2015. Ms. White served in various capacities at Pontoon and Adecco from 2006 to 2015 and, prior to that, in various roles at SFN Group, Inc. from August 2001 to July 2006. Ms. White studied international business at IMD Business School and innovation and leadership at Millsaps College.
14

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board currently consists of nine members. The current terms of all nine directors expire at the Annual Meeting, and eight of such directors are standing for re-election at the Annual Meeting. Mr. Trunfio has announced his retirement, effective May 16, 2022, and is therefore not standing for re-election. We acknowledge and thank Mr. Trunfio for his service on the Board for over 20 years.
Each director nominee elected will hold office until the 2023 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal. All director nominees were elected at the 2021 Annual Meeting of Stockholders, other than Mr. Martins who was elected by the Board to serve as a director effective April 1, 2022.
Each director nominee has agreed to serve, if elected, and management has no reason to believe that he or she will be unavailable to serve. If any of the director nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board in place of such director nominee. Shares properly voted will be voted FOR each director nominee unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more of the director nominees listed. A proxy cannot be voted for a greater number of persons than the eight director nominees named below. The following eight individuals have been nominated for election at the Annual Meeting for a one-year term ending upon the 2023 Annual Meeting of Stockholders:
Name	Age	Position
Kevin C. Clark	61	Chairman of the Board and Director
W. Larry Cash	73	Chairperson of the Audit Committee and Lead Director
Thomas C. Dircks	64	Director
Gale Fitzgerald	71	Chairperson of the Governance and Nominating Committee and Director
Darrell S. Freeman, Sr.	57	Director
John A. Martins	54	President, Chief Executive Officer and Director
Janice E. Nevin, M.D., MPH	61	Director
Mark Perlberg, JD	66	Chairperson of the Compensation Committee (effective May 17, 2022) and Director
For information as to the shares of the Common Stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” below and for a biographical summary of our director nominees, see “Director Nominees and Executive Officers” above. There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH
OF THE DIRECTOR NOMINEES.
(PROPOSAL NO. 1 ON YOUR PROXY CARD)
15

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS
Governance Guidelines and Code of Conduct and Business Ethics Policy
The Board and management are dedicated to effective and good corporate governance practice. The Company’s Governance Guidelines provide a framework for the Company’s governance. The Board also has adopted the Code of Conduct and Business Ethics Policy, which applies to all our employees, including executive officers, and our directors. The Governance Guidelines and Code of Conduct and Business Ethics Policy are each available on our website at https://ir.crosscountryhealthcare.com/corporate-governance. Copies of these materials are available, in print at no charge, upon request to our Corporate Secretary at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. We will disclose any changes in, or waivers from, our Code of Conduct and Business Ethics Policy by posting such information on the same website or by filing a current report on Form 8-K, in each case if such disclosure is required by the rules of the SEC or Nasdaq.
Board Leadership Structure
Our Company is led by Mr. John A. Martins, who serves as our President and Chief Executive Officer. Our Board is currently comprised of Mr. Martins, our President and Chief Executive Officer, Mr. Clark, our former President and Chief Executive Officer, and seven independent directors. Mr. Clark has served as the non-executive Chairman of the Board since April 2022, and Mr. Cash has served as the Lead Independent Director of the Board since 2019. Mr. Trunfio will retire from the Board, effective May 16, 2022.
The Board has determined that our current board leadership structure is appropriate and helps to ensure proper risk oversight for us for a number of reasons, the most significant of which are as follows:
•
our Chief Executive Officer is the individual selected by the Board to manage us on a day-to-day basis and his direct involvement in our operations makes him best positioned to consult with our Board to create appropriate agendas for Board meetings and determine the time allocated to each agenda item in discussions of our short- and long-term objectives, as well as lead productive strategic planning sessions with the Board;

•
members of the Board are kept informed of our business by various documents sent to them before each meeting and as otherwise requested, as well as through oral reports made to them during these meetings by our Chief Executive Officer, Chief Financial Officer and other senior executives;

•
our Board structure provides strong oversight by independent directors, in particular because non-management directors meet separately, the Board is advised of all actions taken by the various committees of the Board, they have full access to all of our books, records and reports;

•	members of the Board have direct access to the management team and those individuals are available at all times to answer questions from Board members;
16

•	our Board has extensive management experience in business and, in particular, the healthcare industry in which we operate; and
•	the continuity and tenure of our Board provides a valuable source of institutional knowledge.
Board Independence
Our securities are listed on Nasdaq and, as set forth in our Governance Guidelines, we use the standards of “independence” prescribed by Nasdaq requirements. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Annually, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining if the director is independent under the Nasdaq rules. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, our Board has determined, upon the recommendation of our Governance and Nominating Committee, that the following directors are independent and have no material relationship with the Company:
W. Larry Cash
Thomas C. Dircks
Gale Fitzgerald
Darrell S. Freeman, Sr.
Janice E. Nevin, M.D., MPH
Mark Perlberg, JD
As Mr. Martins is our President and Chief Executive Officer, he is not independent, and as Mr. Clark was our former President and Chief Executive Officer, he is not independent. The Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rules 10A-3 and 10C-1 under the Exchange Act, the SEC rules, and the Nasdaq rules, as applicable, and that the current members of the Governance and Nominating Committee are also independent.
17

Board Skills, Tenure, and Diversity
Our director nominees bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below is a summary of the range of skills and experiences that each director nominee brings to the Board, each of which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director nominee offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director nominee does not possess it. All of our director nominees exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

ATTRIBUTES, EXPERTISE & SKILLS	Kevin C. Clark	W. Larry Cash	Thomas C. Dircks	Gale Fitzgerald	Darrell S. Freeman, Sr.	John A. Martins	Janice E. Nevin, M.D., MPH	Mark Perlberg, JD
Leadership Experience	√	√	√	√	√	√	√	√
Financial Literacy	√	√	√	√	√	√	√	√
Audit Committee Financial Expert		√	√					
Relevant Industry Experience	√	√			√	√	√	√
Human Capital Management Experience	√	√	√	√	√	√	√	√
Risk Management Expertise	√	√	√	√	√	√	√	√

18

As discussed below, while we do not have a formal policy on diversity, we are committed to comprising our Board with well-rounded individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board. Additionally, the Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe in a mandatory retirement age. Directors who have served on the Board for an extended period of time have institutional knowledge and are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies, and objectives. The Board self-evaluation process described below will be an important determinant for Board tenure. Below provides a snapshot of certain characteristics of our current Board. The following information includes Mr. Trunfio; as discussed above, Mr. Trunfio is not standing for re-election at the Annual Meeting and the size of our Board will be reduced to eight members.

Director Age
Age < 61
Age 62-70
Age > 70

Director Tenure
< 10 years
10-20 years
> 20 years

Director Diversity
Female or Racially or Ethnically Diverse

19

Board Diversity Matrix
Total Number of Directors	9(1)
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
(1)	The Board Diversity Matrix includes Mr. Trunfio. As discussed above, Mr. Trunfio is not standing for re-election at the Annual Meeting and the size of our Board will be reduced to eight members.
Evaluation of Director Nominees
Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Governance and Nominating Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Governance and Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Governance and Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Governance and Nominating Committee recommends, and the Board nominates, candidates to stand for election as directors.
Director Candidates. In selecting qualified individuals to serve on our Board, among other attributes, we look for those individuals who possess characteristics that include integrity, business experience, financial acumen and leadership abilities, familiarity with our business and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board. While we do not have a formal policy on diversity, in composing a well-rounded Board, we look for those individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board and with a view toward constituting a Board with the appropriate skills and experience necessary to oversee our business.
20

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Governance and Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries as it deems appropriate. Any candidates for the position of director recommended by stockholders or others would be evaluated by the Governance and Nominating Committee in the same manner as candidates from other sources. The Governance and Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee consider a candidate for inclusion among the Governance and Nominating Committee’s slate of director nominees in our Proxy Statement.
In considering director nominees, the Governance and Nominating Committee will consider the following:
•	the needs of the Company with respect to particular areas of specialized knowledge;
•	the relevant business experience of the director nominee including, but not limited to, extensive experience in healthcare, staffing, IT, business, finance, or accounting;
•	the personal and professional integrity of the director nominee;
•	the director nominee’s ability to commit the resources necessary to be an effective director of a public company, including the nominee’s ability to attend meetings; and
•	the overall balance and diversity of the Board.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider other facts as it may deem are in the best interests of the Company and its stockholders.
All stockholder recommendations for director candidates must be submitted to our legal department at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487, which will forward all recommendations to the Governance and Nominating Committee.
There have been no changes to the procedures by which stockholders may recommend director nominees to our Board since our last disclosure of such procedures, which appeared in the definitive Proxy Statement for our 2021 Annual Meeting of Stockholders.
Committees of the Board
Our Board has three standing committees: Audit, Compensation, and Governance and Nominating Committees. Each of these committees is comprised solely of independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Each committee operates
21

pursuant to a committee charter. The charters of each of the Audit, Compensation, and Governance and Nominating Committees are available on our website at https://ir.crosscountryhealthcare.com/corporate-governance.
The following chart provides a summary of the committees’ duties, responsibilities and composition.
Committee	Responsibilities and Duties	Members	Meetings in 2021
Audit Committee
• The Audit Committee is the principal agent of the Board in overseeing (i) the quality and integrity of our financial statements, (ii) legal and regulatory compliance, (iii) the independence, qualifications, and performance of our independent registered public accounting firm, (iv) the performance of our internal auditors, and (v) the integrity of management and the quality and adequacy of disclosures to stockholders.
• The Audit Committee is responsible for hiring and terminating our independent registered public accounting firm and approving all auditing, as well as any audit-related and any other non-auditing services to be performed by the independent registered public accounting firm.
• In carrying out its duties and responsibilities, the Audit Committee shall have the authority to engage outside legal, compliance, accounting and other advisers and seek any information it requires from employees, officers and directors.
• The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.
		Cash†*♦ Dircks♦(1) Freeman♦ Nevin♦	8
Compensation Committee
• The role of the Compensation Committee includes (i) reviewing and approving corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation; (ii) evaluate the CEO’s performance in light of the goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation; (iii) make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for all executive officers of the Company, and develop guidelines and review compensation and overall performance of all executive officers of the Company; (iv) produce a Compensation Committee report on executive compensation as required by the SEC to be included in the Company’s annual Proxy Statement or Annual Report on Form 10-K filed with the SEC; (v) evaluate on an annual basis the performance of the Compensation Committee in accordance with applicable rules and regulations; and (vi) annually review and make recommendations to the Board regarding non-employee director compensation.
		Perlberg† Cash Freeman Fitzgerald(2) Trunfio(3)	7
22

Committee	Responsibilities and Duties	Members	Meetings in 2021

• Under its charter, the Compensation Committee has the authority and may, in its sole discretion, obtain advice and seek assistance from internal and external legal, accounting and other consultants. The Compensation Committee has the sole authority to select or receive advice from, and terminate a compensation consultant or other advisor to the Compensation Committee (other than in-house legal counsel) to assist in the evaluation of the compensation of our CEO, executive officers and directors, including sole authority to approve such firm’s fees and other retention terms, and we provide appropriate funding as determined by the Compensation Committee. In selecting advisers, the Compensation Committee will take into consideration certain independence factors.
• The Compensation Committee may establish one or more subcommittees consisting of one or more members of the Board to focus on specific aspects of its duties and responsibilities and may delegate any of its responsibilities to any such subcommittee if it so chooses, provided that the subcommittee decisions are presented to the full Compensation Committee for ratification at its next scheduled meeting.

Governance and Nominating Committee
• The role of the Governance and Nominating Committee is to: (i) develop and recommend to the Board of Directors a set of corporate governance principles and review them at least annually; (ii) determine the qualifications for board membership and recommend nominees to the stockholders; and (iii) ensure a robust and effective performance evaluation process is in place for the Board, the CEO, and senior management, as well as an effective succession planning process for these positions.
• The Committee shall have the sole authority to retain and terminate external advisors to the extent additional expertise is deemed necessary in fulfilling the Committee’s fiduciary responsibilities.
• The Committee may form and delegate authority to subcommittees consisting of one or more of its members, other Board members and officers of the Company as the Committee deems appropriate and permitted under applicable rules and regulations in order to carry out its responsibilities.
		Fitzgerald† Dircks(1) Nevin(4) Perlberg Trunfio(3)	5
†	Committee Chair
*	Audit Committee Financial Expert, as defined in the applicable SEC regulations
♦	Possesses requisite financial sophistication required by Nasdaq Rule 5605(c)(2)(A)
(1)	Mr. Dircks was appointed to the Audit Committee and the Governance and Nominating Committee in March 2022.
(2)	Ms. Fitzgerald rotated off the Audit Committee and was appointed to the Compensation Committee in March 2022.
(3)	As discussed above, Mr. Trunfio is not standing for re-election at the Annual Meeting.
(4)	Ms. Nevin was appointed to the Governance and Nominating Committee in May 2021.
23

Board and Committee Meetings
During the fiscal year ended December 31, 2021 (“Fiscal 2021”), there were eight meetings of the Board, including one strategy meeting. For Fiscal 2021, each director attended more than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which he or she served (for the period that such director served on the Board and/or committee during 2021). All of the directors attended more than 98% of the meetings of the Board during the period in which he or she served as a director, and 100% of the meetings of the committee or committees on which he or she served. All of the directors nominated for election to the Board were members of the Board for the entirety of Fiscal 2021, with the exception of Mr. Martins, who became a director in April 2022. It is the practice of the Board to have the independent directors meet in an executive session at each meeting of the Board. While we do not have a formal policy, it is also our practice that all directors should attend the Annual Meeting of Stockholders. All of the directors, with the exception of Mr. Martins, who was not a director at that time, virtually attended the 2021 Annual Meeting of Stockholders.

Risk Oversight
While risk management is primarily the responsibility of our management team, the Board is responsible for the overall supervision of our risk management activities which occurs at both the full Board level and at the committee level. Our Audit Committee also has the responsibility to, among other things, review with management, the Company’s policies regarding major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management, the policies governing the process by which risk assessment and risk management are undertaken and has oversight for the effectiveness of management’s enterprise risk management process that monitors key business risks facing us. In addition to our Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee assesses risk that could result from the structure and design of our executive compensation programs, our incentive compensation plans, director compensation, perquisites, and compliance with the Sarbanes-Oxley Act of 2002 regarding prohibitions on loans to executive officers and directors. In addition, the Governance and Nominating Committee evaluates risks with respect to, among other things, corporate governance matters and the background and suitability of director nominees. Additionally, the Board continually evaluates our risks related to cybersecurity, liquidity, operations, credit, regulatory compliance and fiduciary risks, and the processes in place to monitor and control such exposures. Management also provides regular updates throughout the year to the respective committees
24

regarding management of the risks they oversee, and each of these committees report their findings to the full Board, including any areas of risk that require Board attention. Additionally, the full Board reviews our short- and long-term strategies, including consideration of risks facing us and their potential impact.
Human Capital Management
Our ability to be successful in our marketplace directly depends on attracting and retaining talented and skilled employees, and keeping those individuals fully engaged in our business. Through our adoption of a human rights policy guided by the International Labor Organization’s Declaration of Human Rights and the United Nations’ Guiding Principles on Business and Human Rights, our goal is to help protect human rights within the communities in which we operate. This policy sets forth our intolerance of discrimination and harassment, our employees’ freedom of association, and the importance we place on the safety and health of our employees. A list of employee-related awards received by the Company in Fiscal 2021 are included in the Business Description on page 35.
•
Diversity, Equality and Inclusion: We are committed to maintaining a diverse workplace that respects everyone’s race, gender, sexual orientation, and physical abilities, as well as diversity of thought. Our diverse workforce is the cornerstone of our business, as we believe varying perspectives and backgrounds are the only means of solving complex and challenging business and social issues. As of December 31, 2021, our corporate workforce was comprised of 76% women and 24% men. Our total corporate workforce is 65% white and 35% non-white. In 2021, our executive and clinical leadership teams were comprised of 43% women. In addition, 38% of our Board of Directors is racially and ethnically diverse or female.

•
Compensation and Benefits: We are committed to rewarding, supporting, and developing the associates who make it possible to deliver on our strategy. To that end, we offer a comprehensive total rewards program aimed at the varying health, home-life, and financial needs of our diverse associates. Our total rewards package includes market-competitive pay, healthcare benefits, retirement savings plans, paid time off and family leave, various discount programs, and tuition assistance.

•
Health and Wellness: We are committed to the physical and mental health and well-being of our employees as well as our supply chain. We have invested in eliminating hazards, reducing health and safety issues and raising awareness on health and safety risks related to our business activities. Since March 2020, our 24/7 COVID hotline has assisted over 23,500 callers, offering clinical advice and emotional support to corporate and healthcare employees and their families. In association with the FAU Christine E. Lynn College of Nursing, we also conducted a survey that resulted in a robust and comprehensive audit of the current landscape from the perspective of nurses and nursing students. The survey identified root causes of stressors among healthcare professionals and provided actionable areas to help improve satisfaction, career outlook, and mental well-being. This has provided a roadmap for us to address many of these concerns. In addition, we provide free biometric healthcare screenings and incentives to employees who achieve specific fitness goals in our corporate cycling program. Our wellness activity calendar features monthly events and educational sessions to help employees reach and maintain their health and

25

wellness goals, including virtual yoga classes. Additionally, we have planned and scheduled “Lunch and Learn” sessions throughout 2022 that focus on physical, mental, and financial wellness topics of interest. We also highlight one or more health topics every month, such as heart health, high blood pressure awareness, men’s health, children’s dental health, and more, which provide additional resources for employees to educate themselves and their families.
•
Talent Development: Our mission regarding talent management and development is to support organizational results and success by employing strategies to attract, engage, develop, and retain employees, and to partner with our leaders to nurture and grow leadership talent. These investments include providing clear insight into employee performance, creating career paths, promoting from within whenever possible, maintaining open communication, and offering professional development opportunities. In 2020, we adopted Dayforce, a human resources tool which features a fully interactive learning management system, where employees can access professional development resources such as skills training courses. We partnered with Strayer University and Capella University to provide our employees with access to flexible degree programs at a discounted cost. We have also embraced the Nursing Now pledge by reinforcing investment in the workforce, continuing to promote nurses to management roles, and providing guidance and support on best nursing practices through our dedicated clinical team. Nursing Now is a global campaign aimed at improving health by raising the status and profile of nursing. Our ethos also continues to focus on employee engagement and retention. Regular in-house and third-party employee surveys allow the Company to gain real-time insight on satisfaction. Employees are also held to the highest ethics standards guided by Code of Ethics policies, which are also applicable to our vendors and suppliers.

•
Community and Social Impact: We participate in numerous events with a variety of non-profit organizations. Our mission to deliver quality patient care extends to our community and we are committed to action that fosters positive impact in our community and around the U.S. Our human resources department develops and implements programs to help our employees realize their potential through volunteering and supporting our communities. Employees are able to take paid time off to perform volunteer activities, and are able to donate to a charity of their choice directly from their pay checks, either as a one-time donation or ongoing. We have also launched Cross Country Impact, an employee-led council which encourages employees from a wide variety of backgrounds and of diversity to come together, connect, build relationships, and have their voices heard. The council organized numerous activities and events through 2021 to highlight and celebrate the diversity of the company’s employees. We are also diligently preparing for our 2022 inauguration of Employee Resource Groups: LGBTQ+ and Allies and Cross Country Parents.

We have a long-standing commitment to our employees to create a business working environment that fosters engagement through personal innovation, achievement, wellness, advancement and training/development opportunities, promoting health and safety, and investments in their communities. These efforts culminate in creating a business culture of achievement and loyalty that enables us to minimize turnover in our workforce and succeed in competitive and challenging marketplaces.
26

ESG and Corporate Social Responsibility
People, practices and planet are the broad themes to our approach towards Corporate Social Responsibility and we are steadfast in our pledge to sustainability and the responsible use of resources in consideration of future generations. Our Corporate Social Responsibility program is designed to solicit engagement with, and involvement of, our key stakeholders – employees and stockholders (including face-to-face meetings and discussions with investors). Our Corporate Social Responsibility program’s priority areas are informed by these engagements, reports from ESG rating agencies and the practices of our industry peers. In 2021, we continued to adhere to high governance standards and we expanded our social and environmental initiatives. While continuing to maintain an ISS Quality Score Highest Ranked of “1” on governance with ISS, during 2021 we improved our ISS Quality Score Highest Ranked to “1” on social matters and to an ISS Quality Score Ranked to “2” on environmental matters. A copy of our CSR Report is available on our website at https://www.crosscountryhealthcare.com/docs/2020_csr_report.pdf.
Social
We also partnered with various organizations and government agencies including the National Council of State Boards of Nursing to fast-track nationwide compact nurse licensure, the Enhanced Nurse Licensure Compact and the Advanced Practice Registered Nurse Compact, to speedily place healthcare professionals at the core of the public health emergency to staff much needed healthcare workers throughout the country. Cross Country has a strong commitment to the communities it serves.
For several years, we have been a loyal supporter of the American Red Cross, Leukemia and Lymphoma Society, Breast Cancer Research Foundation, Random Acts of Flowers, Palm Beach County School Board, and Spirit of Giving Holiday Gift Drive, among others. In 2021, with the exceptional contribution of its employees, Cross Country almost doubled its 2020 donation to the Leukemia and Lymphoma Society.
Environment
We are committed to providing a clean, safe, and healthy workplace for our employees and to preserve the environment of the communities we serve by monitoring and mitigating any undesired effect of our business activities. A sustainable environment is vital for the enjoyment of all human rights. We strive to instill a culture of environmental respect and accountability, within the organization, its supply chain and beyond and are committed to transparency in the disclosure of waste generation, water and energy use, and emissions metrics. We are eco-conscious when purchasing supplies and we continue to adopt and improve our recycling, reduction of energy and water consumption, and e-waste initiatives.
27

Stockholder Engagement
We take pride in our engagement with our stockholders and welcome their insights and feedback, taking stockholders’ points of view into account when developing our governance practices. The Board firmly believes the mutual trust we build with our stockholders is one of the key components of good governance and is a key element of driving board responsibility and a strong governance culture. We initiated a formal stockholder corporate governance outreach program to supplement our financial-related program and gain feedback from our stockholders. Discussions resulting from our corporate governance outreach program and individual discussions with investors continue to help shape our social and governance issues, diversity, equality and inclusion and board refreshment initiatives.
28

DIRECTOR COMPENSATION
Annually, the Compensation Committee evaluates the Company’s director compensation design, competitiveness and effectiveness, to help ensure the program continues to facilitate the attraction and retention of highly qualified board members. During Fiscal 2021, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to review the competitiveness of our non-employee director compensation program relative to industry peers and other comparably sized organizations and provide recommendations as deemed appropriate. The industry peer group used in these periodic market studies is the same one used to assess pay competitiveness for named executive officers. Following this analysis, the Compensation Committee approved an increase in non-employee director stock ownership requirements, which became effective in November 2021, and various other changes for Fiscal 2022 to align more closely with 50th percentile market values. The Compensation Committee annually reviews the independence of Pearl Meyer. Pearl Meyer does not perform any additional services for the Company other than its compensation consulting services to the Compensation Committee and is deemed to be independent and conflict-free under relevant stock exchange standards. In Fiscal 2021, our independent directors were awarded fees based on the schedule set forth below, unchanged from Fiscal 2020, and the fees are paid on a quarterly basis.
Board Cash Retainer	$70,000
Chairman of Board Service	$85,000
Audit Committee Chair Service	$25,000
Compensation Committee Chair Service	$15,000
Governance and Nominating Committee Chair Service	$10,000
Lead Director Service	$25,000
Consistent with historic practice, no payments were made for non-chair committee member services in Fiscal 2021. Only non-employee directors receive compensation for their services as directors.
Equity Compensation
During Fiscal 2021, Messrs. Cash, Dircks, Freeman, Perlberg, Trunfio and Mses. Fitzgerald and Nevin each received a grant of restricted shares of Common Stock on June 1, 2021, under the Company’s Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”). Each such grant consisted of a number of shares of restricted Common Stock equal to approximately $110,000, based on the closing price of our Common Stock on the date of grant. The vesting period for the restricted shares granted to directors is one year, which aligns with the Company’s annual board term.
Travel Reimbursement
All independent directors are reimbursed for the reasonable travel expenses they incur in attending meetings of the Board or Board committees.
29

Stock Ownership Requirement
Prior to November 2021, Directors were required to hold an amount of the Company’s common stock equal to two times the annual board cash retainer of $70,000, which amount could be accumulated over five years. As of December 31, 2021, all directors have achieved this threshold. In November 2021, the Compensation Committee adopted a stock ownership requirement for Directors requiring them to hold an amount of the Company’s common stock equal to three times the annual board cash retainer, which amount may be accumulated over five years. Unvested restricted shares and indirectly owned shares are included in determining whether the threshold has been achieved.
30

2021 DIRECTOR COMPENSATION TABLE
The following table provides compensation information for our directors for Fiscal 2021 except for Mr. Clark, our former President and Chief Executive Officer. As Mr. Clark served as our Chief Executive Officer until March 31, 2022, his Fiscal 2021 compensation is set forth in the Summary Compensation Table on page 58 of this proxy statement. Similarly, Mr. Martins’, our current President and Chief Executive Officer, Fiscal 2021 Compensation is set forth in the Summary Compensation Table on page 58 of this proxy statement.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
W. Larry Cash	120,000	110,000	194,000
Thomas C. Dircks	155,000	110,000	218,500
Gale Fitzgerald	80,000	110,000	166,000
Darrell S. Freeman, Sr.	70,000	110,000	159,000
Janice E. Nevin, M.D., MPH	70,000	110,000	159,000
Mark Perlberg, JD	70,000	110,000	159,000
Joseph A. Trunfio, Ph.D.	85,000	110,000	169,500
(1)
Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted under our 2020 Omnibus Incentive Plan and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC Topic 718). The assumptions used in determining the amounts in this column are set forth in Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022. The aggregate grant date fair value per share of restricted stock granted on June 1, 2021 was $16.51. The restricted stock was granted on June 1, 2021 and will vest on the first anniversary of their grant date. Based on a grant date fair value of approximately $110,000, the actual number of shares of restricted stock granted to each director was 6,663 shares.

(2)
Aggregate restricted shares outstanding as of December 31, 2021 for each director were as follows: W. Larry Cash: 11,819; Thomas C. Dircks: 11,819; Gale Fitzgerald: 11,819; Darrell S. Freeman, Sr.: 11,819; Janice E. Nevin: 6,663; Mark Perlberg: 11,819; and Joseph A. Trunfio: 11,819.

(3)
In November 2019, the Governance and Nominating Committee modified the Governance Guidelines to provide for accelerated vesting of stock grants to an independent director upon retirement so long as the director was at least 70 years old or has served on the Board for 7 years. Upon Mr. Trunfio’s retirement, effective May 16, 2022, 11,819 shares granted to him will automatically vest.

31

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of March 21, 2022, regarding the beneficial ownership of our Common Stock by each person who is known by us to be the beneficial owner of 5% or more of our Common Stock, each of our named executive officers, each of our directors and director nominees, and all directors and executive officers as a group. The number of shares of Common Stock beneficially owned includes shares of Common Stock they have the right to acquire within 60 days of March 21, 2022. The percentages in the last column are based on 38,063,099 shares of Common Stock outstanding on March 21, 2022, plus the number of shares of
Common Stock deemed to be beneficially owned by such individual or group pursuant to
Rule 13d-3(d)(1) of the Exchange Act. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose.
Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Owned
BlackRock Inc. 55 East 52nd Street New York, NY 10055	5,598,613(a)	14.7%
Vanguard Group Inc. 100 Vanguard Blvd Malvern, PA 19355	2,582,300(b)	6.8%
Wellington Group Holdings LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	2,362,863(c)	6.2%
Systematic Financial Management, LP 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	2,039,998(d)	5.4%
Susan E. Ball	205,812(e)	*
William J. Burns	245,679(f)	*
W. Larry Cash	171,797(g)	*
Kevin C. Clark	584,536(h)	1.5%
Thomas C. Dircks	189,651(i)	*
Gale Fitzgerald	152,635(j)	*
Darrell S. Freeman, Sr.	56,647(k)	*
32

John A. Martins	16,784(l)
Janice E. Nevin, M.D., MPH	17,951(m)	*
Mark Perlberg, JD	73,207(n)	*
Joseph A. Trunfio, Ph.D.	44,923(o)	*
Buffy S. White	73,735(p)	*
All directors and executive officers as a group (16 individuals)	1,903,852	5.0%
*	Less than 1%
(a)
The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from the amendment to Schedule 13G filed with the SEC on January 28, 2022. Such statement disclosed that BlackRock, Inc. has sole voting power of 5,533,527 shares and has sole dispositive power of 5,598,613 shares.

(b)
The information regarding the beneficial ownership of shares by Vanguard Group Inc. was obtained from the amendment to Schedule 13G filed with the SEC on February 9, 2022. Such statement disclosed that Vanguard Group Inc. possesses shared voting power over 36,197 shares, sole dispositive power over 2,520,301 shares, and shared dispositive power over 61,999 shares.

(c)
The information regarding the beneficial ownership of shares by Wellington Management Group LLP was obtained from the amendment to Schedule 13G filed with the SEC on February 3, 2022. Such statement disclosed that Wellington Management Group LLP possesses shared voting power of 2,181,571 shares and shared dispositive power over 2,362,863 shares.

(d)
The information regarding the beneficial ownership of shares by Systematic Financial Management, LP was obtained from the Schedule 13G filed with the SEC on February 10, 2022. Such statement disclosed that Systematic Financial Management, LP possesses sole voting power over 1,002,593 shares and sole dispositive power over 2,039,998 shares.

(e)	Includes 63,418 shares of Restricted Stock.
(f)	Includes 100,779 shares of Restricted Stock.
(g)	Includes 11,819 shares of Restricted Stock.
(h)	Includes 348,407 shares of Restricted Stock.
(i)	Includes 11,819 shares of Restricted Stock.
(j)	Includes 11,819 shares of Restricted Stock.
(k)	Includes 11,819 shares of Restricted Stock.
(l)	Includes 16,784 shares of Restricted Stock.
33

(m)	Includes 6,663 shares of Restricted Stock.
(n)	Includes 11,819 shares of Restricted Stock.
(o)	Includes 11,819 shares of Restricted Stock.
(p)	Includes 45,526 shares of Restricted Stock.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation paid to our named executive officers, or NEOs, in Fiscal 2021. As discussed in Proposal No. 3, we are conducting a say-on-pay vote this year that requests your approval, on an advisory basis, of the 2021 compensation of our NEOs as described in this section and in the tables and accompanying narrative.
Our NEOs for Fiscal 2021, which consist of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers, are:
Name	Position
Kevin C. Clark	Former President and Chief Executive Officer(1)
John A. Martins	President and Chief Executive Officer(2)
William J. Burns, MBA, CPA	EVP, Chief Financial Officer and Principal Accounting Officer
Susan E. Ball, JD, MBA, RN	EVP, Chief Administrative Officer, General Counsel and Secretary
Buffy S. White	Group President, Workforce Solutions
(1)	Mr. Clark served as our President and Chief Executive Officer until March 31, 2022.
(2)
Mr. Martins served as our Group President, Nurse and Allied from February 2021 to May 2021, and Group President, Delivery from May 2021 to March 31, 2022, when he was appointed President and Chief Executive Officer.

Business Description
We are a market leading workforce solutions tech-enabled staffing, recruitment, and advisory firm that has 35 years of industry experience and insight. We solve complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® award winner, we are committed to an exceptionally high level of service to both our clients and our homecare, education, and clinical and non-clinical healthcare professionals. We were the first publicly traded staffing firm to obtain The Joint Commission Certification, which we still hold with a Letter of Distinction. In 2021, we were listed as one of the top four staffing and recruiting employers for women by InHerSights and earned Energage’s inaugural 2021 Top Workplaces USA award. We were also CertifiedTM by Great Places to Work®. We have a longstanding history of investing in diversity, equality, and inclusion as a key component of our overall corporate social responsibility program which is closely aligned with our core values to create a better future for our people, communities, the planet, and our shareholders.
34

Cross Country Healthcare Awards and Recognitions:
Energage Top Workplaces USA 2021
Energage Top Workplaces 2021 - Healthcare (Industry Award)
Engergage Top Workplaces Culture Awards
•	Top Workplaces for DE&I Practices 2021
•	Top Workplaces for Remote Work 2021
Top Workplaces 2021 South Florida Sun Sentinel (Regional Award)
Great Place to Work – Certified June 2021-June 2022
Best of Staffing® Awards include:
Cross Country Locums
•	2021 Best of Staffing® Diamond Talent Award Winner
•	2021 Best of Staffing® Talent Award Winner
•	2021 Best of Staffing® Diamond Client Award Winner
•	2021 Best of Staffing® Client Award Winner
Cross Country Healthcare Workforce Solutions
•	2021 Best of Staffing® Client Winner
Cross Country Allied
•	2021 Best of Staffing® Diamond Talent Winner
•	2021 Best of Staffing® Talent Winner
Cross Country Education
•	2021 Best of Staffing® Talent Winner
Cross Country MSN
•	2021 Best of Staffing® Talent Winner
InHerSight 20 Best Staffing and Recruiting Companies to Work For As Rated by the Women Who Work There (October 2021)
Business Performance Highlights
In 2021, Cross Country Healthcare achieved a historic level of performance, driven by growth in all business lines. While the market dynamics of a tight labor supply amidst high demand increased average bill rates, the Company continued to organically grow its number of professionals on assignment across all of our businesses. We are a fundamentally stronger and more financially sound company with a proven ability to execute and deliver across many fronts, including but not limited to:
-	Achieved a record number of professionals on assignment, which drove year-over-year revenue growth of more than 100%, and sequential revenue growth in every quarter of 2021;
35

-
Gained significant operating leverage from investments in technology, reconfiguring the organization for efficiencies and productivity gains, leading to an Adjusted EBITDA margin of nearly 13% in the fourth quarter and nearly 10% for the full year;

-
Bold, significant investments in digital transformation through (i) our buy, build and/or license program, resulting in incremental gains from the applicant tracking system deployed in the travel nurse and allied business in 2020 and deploying this to other businesses, (ii) enhancing our proprietary tool Marketplace to improve the candidate experience across the entire engagement life cycle, and (iii) the acquisition of the Company’s first subscription-based SaaS model for schools to recruit permanent educators and special education teachers;

-
Expanded our reach across the continuum of care through the acquisition of the Workforce Solutions Group business in June 2021, which provides services caring for the elderly at home as well as in Program of All-Inclusive Care for the Elderly (PACE) programs and federally qualified healthcare centers (FQHC). This rapidly growing part of our business helps address health equity issues by ensuring quality care in under-served communities;

-	Hired and trained more than 1,000 new employees during the year and realigned and optimized our teams;
-
Continued adherence and discipline to following the pricing guidelines established by the Company at the onset of COVID, resulting in staffing the most critical positions at lower than historical margins to help our clients navigate complex challenges and to allow them to make decisions on rates necessary to attract clinicians based on their specific criteria;

-
Winning a significant number of new direct staffing clients and signing a record number of Recruitment Process Outsourcing (RPO) contracts during the year to augment our clients’ core staff and balance the need for permanent versus contingent staff; and

-	Partnering with the FAU Christine E. Lynne School of Nursing to conduct a national survey of nurses and nursing students.
Our Response to COVID
2021 continued to be a very challenging year due to COVID subvariants and the resulting burnout and mental health issues of healthcare professionals, in addition to the loss of core staff at many of our hospital customers. Our team continued to work diligently proving our capability to work across many areas to increase stockholder value while providing much needed comfort and support to our healthcare professionals. During 2021, our clinical team responded to more than 13,000 calls on our 24/7 Hotline established to provide immediate support and feedback to professionals on assignment with us.
36

The national survey Cross Country conducted in partnership with the FAU Christine E. Lynne College of Nursing uncovered critical insights into how the pandemic has altered or influenced nurses’ state-of-mind regarding their profession and the healthcare industry overall. The meaningful data in the survey will be vital in helping the healthcare industry develop and implement concrete steps and actions to ensure healthcare leaders, academia, and other constituents work towards creating an improved work environment and profession to curb further labor shortages and the potential exodus of these valuable healthcare providers. The survey reports that nearly 37% of nurses identify as being burned out, stressed and/or overworked and revealed that only 32% of nurses are very/completely satisfied with their occupation, compared to 52% prior to the pandemic. Two thirds of nurses expressed some level of consideration to leave the profession, signalling long-term impacts on our health system post-pandemic. In addition, 85% of those surveyed strongly believe national licensure, a multistate license that would allow nurses to practice across state lines, would have greatly benefited the country during the pandemic, and Cross Country is at the forefront of those discussions.
Through all of the constant changes in 2021, our team remained focused and continued to uphold our values and our standards of excellence while working to improve the financial performance of the company, advocating for our healthcare professionals and providing consultation and staffing to our clients.
COVID and Our Business
COVID and its variants have continued to be a motivating factor in driving us to improve our processes and expand our services to further meet the needs of our patients, employees, and our clients. We are more nimble and operationally efficient than we have ever been in the history of the Company through our improved processes and our diversity that fosters more ideas, enhanced communications and connections. As the shortage of healthcare professionals willing to work at the bedside and corporate employees has been compounded by COVID variants, burn out and other stressors, we were able to successfully hire over 1000 corporate employees in 2021 due to our all-embracing culture and improved financial performance.
Throughout the pandemic, we have continued to partner with our clients to deliver flexible solutions aimed at solving their immediate and long-term challenges. We have continued to provide data, industry insights, marketing analytics, and consulting services to assist clients in determining the appropriate rates necessary to attract the supply of healthcare professionals they need. As a result, we successfully staffed thousands of highly-qualified professionals on COVID response assignments in 2021.
37

COMPENSATION PHILOSOPHY AND OBJECTIVES
What we do		What we don’t do
☑	Majority of compensation is incentive-based and at-risk, with a significant portion tied to Company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking to ensure NEO target pay remains competitive and within reasonable levels	X	No supplemental executive pension or retirement plans
☑	Due diligence in setting compensation targets and goals to tie incentives to multiple performance metrics over multiple time horizons, with capped award opportunities	X	No option repricing
☑	Periodically assess the compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to the company	X	Limited perquisites
☑	Severance payments require double-trigger in the event of change in control	X	No pledging and no hedging
☑	Maintain clawback policy allowing for recoupment of equity and cash incentive payments in the event of a qualifying restatement
☑	Robust stock ownership guidelines: CEO (3x Base Salary) and Other Senior Executives (1x Base Salary)
The philosophy of our executive compensation program is to align pay with performance and key strategic objectives, keep overall compensation competitive and ensure that we can recruit, motivate and retain high quality executive officers. Accordingly, our NEOs’ compensation is heavily weighted toward compensation that is performance-based and/or equity-based. Our NEO compensation design for Fiscal 2021 reflects this commitment, as do incentive award funding outcomes, with short-term incentive payouts well below target for 2017 through 2019, between target and maximum levels for 2020, and at maximum levels for 2021, commensurate with actual vs. planned performance. Additionally, the 2019 – 2021 cycle marks the first time performance shares were earned over the past 3 years.
The Compensation Committee structured the Fiscal 2021 executive compensation program with the goal of ensuring that total direct compensation levels were sufficiently competitive to attract, motivate and retain the highest quality executives, that performance-based, “at-risk” incentive compensation was a substantial portion of total compensation opportunities, and that long-term incentive compensation aligned NEOs’ interests with our stockholders’ interests to create long-term stockholder value. The Compensation Committee structured Fiscal 2021 long-term incentives with the goals of retaining key NEOs and promoting stockholder value. In addition, the Compensation Committee also designed equity-based incentive compensation to reinforce the Company’s near-term and longer-term strategic objectives and to provide NEOs with the
38

opportunity to acquire a significant stake in our growth and prosperity. The executive compensation program was also structured to incentivize and reward NEOs for making sound business decisions, developing a high performance team environment, accomplishing strategic and operational objectives, and increasing stockholder value, all of which are essential to improving our financial performance and creating success.
Our NEOs’ compensation for Fiscal 2021 consisted of a base salary, an annual cash incentive (or bonus) and long-term equity awards, 65% of which were time-based restricted share awards that vest over three years and 35% of which were performance-based share awards. In Fiscal 2021, the performance-based restricted share awards were based on two performance metrics: (i) three-year cumulative Adjusted EBITDA (weighted 75%) and (ii) Adjusted EBITDA margin for the third year of the performance period (weighted 25%).
For Fiscal 2021, 79% of our CEO’s target total compensation and an average of 63% of our other NEOs’ target total compensation were performance-based or equity-based. We do not provide defined benefit pension, supplemental retirement benefits or executive perquisites to our NEOs as they are not tied to performance.
The three principles of our compensation philosophy are as follows:
PRINCIPLE	RATIONALE
Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives
Our Compensation Committee seeks to establish total direct compensation targets (base salary, short-term and long-term incentives) at the 50th percentile of our 2021 Peer Group (as defined below) and based on market data of companies of like size, thereby providing our NEOs the opportunity to be competitively rewarded for our financial, operational and stock price growth. We believe paying at the 50th percentile is competitive and promotes employment engagement and high performance. It is also the Compensation Committee’s intention to set total executive compensation at sufficiently competitive levels to attract and retain strong, motivated leadership who will not only strive to meet and exceed our key operating and strategic objectives, but also demonstrate the utmost integrity in doing so.

Performance-based compensation should constitute a substantial portion of total compensation
We believe in a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at-risk.” The performance of our NEOs, considered in light of general economic and specific company, industry and competitive conditions, serves as the primary basis for determining their overall compensation. Accordingly, a portion of the compensation provided to our NEOs is tied to, and varies with, our financial and operational performance, as well as individual performance. We view our short- and long-term incentive components of the compensation program as being variable and “at-risk.” The Company grants PSAs to tie a

39

portion of executive compensation to specific longer-term financial performance goals and to focus management on maximizing stockholder value. Consistent with our pay for performance philosophy, the Compensation Committee increased the weighting on PSAs to 50% of total target long-term incentive values for NEOs for grants in 2022.

Long-term incentive compensation should align executives’ interests with our stockholders’ interests to further the creation of long-term stockholder value
Awards of equity-based compensation encourage NEOs to focus on our long-term growth and prospects and incentivize NEOs to manage the Company from the perspective as owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Our stock ownership guidelines further enhance the incentive to create long-term stockholder value. Equity-based compensation also subjects our executives to market risks similar to the risks our stockholders face.

This philosophy serves as the basis of the Compensation Committee’s decisions regarding each of the following three components of pay, each of which is discussed below:
•	base salary;
•	short-term (annual) incentive compensation; and
•	long-term (equity) compensation.
Consideration of Stockholder Advisory Vote
As part of its compensation setting process, the Compensation Committee also considers the results of the prior year’s advisory vote by our stockholders on our executive compensation to provide useful feedback regarding whether our stockholders believe the Compensation Committee is achieving its goal of designing an executive compensation program that promotes the best interests of the Company and its stockholders by providing its NEOs with the appropriate compensation and meaningful incentives. For the tenth straight year, our executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 96% of the votes cast at the 2021 annual stockholder meeting. As our Compensation Committee believes that this vote reflected our stockholders’ strong support of the compensation decisions made by the Compensation Committee, it did not approve any significant changes to our NEOs’ 2021 compensation program design.
DETERMINATION OF COMPENSATION
Role of the Compensation Committee
The Compensation Committee is composed solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Compensation Committee receives assistance from its independent compensation advisor, Pearl Meyer.
40

Our NEO compensation program is reviewed and approved annually during the first quarter, which coincides with the completion of our annual financial statement audit and release of annual earnings, as well as the approval of the budget for the then-current year. Annual cash incentives earned for the prior year, if any, are determined by the Compensation Committee and paid out at this same time. Current year target objectives are also established and any adjustments to base salaries are typically determined by the Compensation Committee during the first quarter.
When making NEO compensation decisions, the Compensation Committee takes many factors into account, including the economy, the NEO’s individual performance and his or her expected future contributions to the Company’s success, the financial and operational results of individual business units, our financial and operational results as a whole, the NEO’s historical compensation, internal equity, and any retention concerns. As part of the process, the CEO provides the Compensation Committee with his assessment of the other NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then-current year. In looking at historical compensation, the Compensation Committee looks at the progression of salary increases over time, a NEO’s ability to meet performance objectives in prior years, the value inherent in equity awards to be granted to complete the total compensation package for an NEO for a particular year, overall economic outlook and our stock performance. The Compensation Committee uses the same general factors in evaluating the CEO’s performance and compensation as it uses for the other NEOs; provided, however, the CEO does not participate in his own assessment or compensation deliberations and decisions.
Upon receipt of this information, the Compensation Committee discusses proposed compensation plans for the CEO and other NEOs in detail. Based on our Governance Guidelines, the Compensation Committee is required to approve annually the goals and objectives for compensating the CEO and other NEOs and evaluate their performance in light of these goals before setting their salaries, bonus and other incentive and equity compensation. The Compensation Committee believes that maintaining the flexibility to make upward or downward adjustments to the various components of the NEOs’ compensation programs allows the Compensation Committee to appropriately provide incentives to individuals and ensures the alignment of the NEOs’ interests with those of our stockholders.
Role of Management
The Compensation Committee and the Board made all decisions regarding the compensation of our NEOs (other than the CEO), after considering recommendations from our CEO, who provides the Compensation Committee with his assessment of the other NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then current year for NEO compensation other than his own.
41

Role of the Compensation Consultant
Annually, the Compensation Committee evaluates the Company’s executive compensation design, competitiveness and effectiveness. During Fiscal 2021, the Compensation Committee engaged Pearl Meyer to review the compensation components for our NEOs against our 2021 Peer Group and market data of like-sized companies and assist in the determination of the Fiscal 2021 compensation for our NEOs. Pearl Meyer’s study was conducted during 2021 and did not impact Fiscal 2021 target pay levels for NEOs.
Role of Benchmarking
At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with its independent compensation consultant, determines the process by which it will work to ensure that the Company’s compensation programs are competitive. For Fiscal 2021, the Compensation Committee, upon the recommendation of Pearl Meyer, determined it would be appropriate to maintain the group of peer companies which it had established in 2020. The peer group is composed of companies from both the healthcare staffing and general staffing industry, and it included the following 10 companies (the “2021 Peer Group”):
2021 PEER GROUP
AMN Healthcare Services, Inc.	Volt Information Sciences, Inc.	Heidrick & Struggles International Inc.
ASGN Incorporated	Hudson Global, Inc.	GP Strategies Corp.
KForce, Inc.	Korn/Ferry International	Barrett Business Services, Inc.
TrueBlue, Inc.
The Compensation Committee determined in consultation with Pearl Meyer that the peer group reflects companies falling within a generally comparable size range that we compete with for business, executive talent, and investor capital.
Although the companies in the 2021 Peer Group are comparable to the Company in certain respects, factors such as revenue, business mix, profitability, business strategy, compensation philosophy, and incentive plan design vary among the peers and such differing factors affect the compensation which they provide to their executives. While informative to the Compensation Committee, such peer practices are not the sole factor that influences the Compensation Committee’s decisions about executive compensation. The Compensation Committee also makes decisions based on the collective experience and knowledge of its members. Generally, our policy has been to pay our NEOs base salaries at the 50th percentile of market values for comparable positions at industry peers.
42

COMPONENTS OF FISCAL 2021 NEO PAY PROGRAM
The Compensation Committee uses various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is designed to create stockholder value, commensurate with our financial results and aligned with the business strategy. The Compensation Committee’s specific rationale, design, reward, process and related information is outlined below.
Base Salary
We provide the NEOs with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined on the basis of each NEO’s position, performance and level of responsibility and are reviewed annually. Peer group and market data from like-sized companies are utilized in the Compensation Committee’s review. Merit increases for NEOs are considered based on the annual review of market data and base salaries, and are adjusted only as needed, not necessarily annually. We generally seek to position NEO base salaries within a competitive range, defined as 90% to 110%, of median market values for comparable roles at our industry peers and other companies of like size.
For Fiscal 2021, none of our NEOs received a base salary increase other than Ms. Ball, whose salary was increased by 2.4% as a result of her increased responsibilities as Chief Administrative Officer.
NEO	2021 Base Salary ($)	2020 Base Salary ($)	% Increase vs Prior Year
Kevin C. Clark	825,000	825,000	0%
John A. Martins	430,000	n/a	n/a
William J. Burns	525,000	525,000	0%
Susan E. Ball	430,000	420,000	2.4%
Buffy S. White	430,000	430,000	0%
Annual Cash Incentive Program
The annual cash incentive program is a core component of our “pay-for-performance” philosophy. The program is heavily weighted on our financial results for the company or relevant business units and the goals are closely linked to business strategy. The components of this program have historically included the incentive and reward opportunity (expressed as a percentage of base salary) and performance measures determined by the Compensation Committee, such as revenue, Adjusted EBITDA, and segment contribution income. To ensure the integrity of the goals and minimize the risk of unanticipated outcomes, each goal has had a performance range built around it with a commensurate increase or decrease in the associated award opportunity, with caps placed on maximum payouts. The Compensation Committee may adjust performance measures for certain special, unusual or non-recurring items at its sole discretion.
Each annual target cash incentive award opportunity is expressed as a percentage of the NEO’s base salary, which may be earned based on both the achievement of certain financial objectives (the “Objective Bonus” component) and individual subjective considerations tied primarily to individual objectives (the “Subjective Bonus” component). If results fall below pre-established threshold levels, no cash award is payable under the Objective Bonus component,
43

although a Subjective Bonus may still be paid at the discretion of the Compensation Committee. If results exceed pre-established outstanding goals, the maximum cash award payable under the Objective Bonus component is capped at 180% of the target award opportunity. The Compensation Committee believes that having a maximum cap serves to promote good judgment by the NEOs, disincentivizes excessive risk taking, reduces the likelihood of windfalls and makes the maximum cost of the plan predictable. The award opportunity is established for each NEO with the desired emphasis on at-risk, variable pay (more at-risk, variable pay for senior executives) and internal equity (comparably positioned executives should have comparable award opportunities).
The Subjective Bonus opportunity also is capped at a maximum amount, expressed as a percentage of the annual incentive target, which may vary for each NEO. The use of subjective criteria enables the Compensation Committee to consider a variety of subjective factors relative to each NEO’s specific responsibilities. This process allows the Compensation Committee to evaluate performance and to recognize contributions in light of our changing needs and strategic priorities.
Incentive payouts under the Annual Cash Incentive Program, at a reduced threshold level, begin upon achievement of a predetermined percentage of targeted objectives (generally 80% or higher for Adjusted EBITDA and 95% for revenue), which can vary from year to year and from one performance metric to another, so that there is not a disincentive to the NEOs. For Fiscal 2021, incentive award funding for threshold performance was set at 20% of corresponding target award opportunities. Payouts may exceed 100% if the performance exceeds 100% of the target objectives as described above and set forth in the table below. Straight-line interpolation is used to determine award funding for performance results between minimum (or threshold), target, and maximum levels. We believe that an “all or nothing” approach could provide a disincentive compared to our variable funding approach that is better aligned with our overall operating objectives, and ensures that pay varies in proportion to performance.
Historically, the Compensation Committee has established performance goals and the weighting of each goal during its first Compensation Committee meeting of each year. The process for setting the goals begins with the management team establishing preliminary goals based on prior year’s results, the budget, strategic initiatives, industry performance and projected economic conditions. The Compensation Committee assesses the difficulty of the goals and their implications for share price appreciation, revenue growth and other related factors.
The table below sets forth the percentages of the portion of the Fiscal 2021 annual incentive bonus that was payable upon achievement of the minimum, target and maximum levels (with interpolation between levels) of the performance metrics set forth in the table below for each of our NEOs.
Performance Metric	Attainment Range (Minimum/ Target/ Maximum)	Payout Percentage (Minimum/ Target/ Maximum)	Clark	Martins	Burns	Ball	White
Company Annual Revenue	95%/100%/105%	20%/100%/180%	20%	20%	20%	20%	20%
Company Annual Adjusted EBITDA	80%/100%/120%	20%/100%/180%	60%	60%	60%	60%	60%
Individual Objectives	n/a	20%/100%/180%	20%	20%	20%	20%	20%
Totals			100%	100%	100%	100%	100%
44

Company annual Adjusted EBITDA (a non-GAAP financial measure) and Company annual revenue targets for the NEOs for 2021 were $47.5 million and $925.0 million, respectively. See Annex A of this proxy statement for further discussion regarding how annual Adjusted EBITDA was calculated from our Consolidated Financial Statements and a reconciliation of annual Adjusted EBITDA to our results as reported under GAAP.
Determination of Fiscal 2021 Annual Incentive Bonus Payments
The Compensation Committee determined that, for Fiscal 2021, the Company achieved annual revenue of $1.67 billion, equal to 172% of the target goal, and annual Adjusted EBITDA of $162 million, equal to 308% of the target goal. These results were well above maximum performance hurdles established for Fiscal 2021. As a result of the attainment on the respective metrics, the payout percentages for annual revenue and Adjusted EBITDA were earned at maximum levels, or 180% of target awards for each applicable component. Additionally, our NEOs met or exceeded all of their respective individual objectives associated with the subjective component. Resulting total awards for our NEOs were equal to approximately 164.0% of target, as noted below. This represents the maximum aggregate target payout for the corporate financial components and the subjective component was paid at 100% of target. In approving these awards, the Compensation Committee took into consideration our NEOs’ extraordinary efforts to protect, manage, and grow the business and seamlessly maintain operations during a time of uncertainty given the several COVID variants.
	Target Bonus Opportunity		Annual Incentive Bonus Earned
NEOs	% of Base Salary	$	% of Target Bonus Opportunity Earned(1)	$
Kevin C. Clark	100%	825,000	164.0%	1,353,000
John A. Martins	75%	322,500	164.0%	528,900
William J. Burns	75%	393,750	164.0%	645,750
Susan E. Ball	75%	322,500	164.0%	528,900
Buffy S. White	75%	322,500	164.0%	528,900
(1)	Based on achievement level of the Company’s financial performance with respect to the annual revenue and Adjusted EBITDA targets and achievement of individual objectives for each of the NEOs.
Long-Term Incentive Compensation
The Company uses equity-based awards to focus executives on long-term performance, to align executives’ financial interests with those of stockholders and to create retention platforms for key executives. Equity-based awards for NEOs are generally made based on the NEO’s position, experience and performance, prior equity-based compensation awards and competitive equity-based compensation levels. Further, the Compensation Committee determines the terms and conditions of equity grants taking into account market practices and the objectives of the compensation program. Retaining key talent is a significant factor for the Compensation Committee in considering the level of equity awards and the vesting schedule.
45

In 2021, 65% of the equity awards granted to the NEOs were in the form of time-based restricted share awards (RSAs) and 35% were in the form of performance-based share awards (PSAs) under our 2020 Omnibus Incentive Plan, as amended (the “Plan”). This target value mix was used to enhance executive retention and equity stakes and to recognize multi-year goal setting challenges during a time of continued uncertainty. The Company grants PSAs to tie a portion of executive compensation to specific longer-term financial performance goals and to focus management on maximizing stockholder value. Consistent with our pay for performance philosophy, the Compensation Committee increased the weighting on PSAs to 50% of total target long-term incentive values for NEOs for grants in 2022. In 2021, the total targeted long-term opportunities and mix for our NEOs are set forth in the following table:
Name	RSA Component (65% Weighting in2021)		PSA Component (35% Weighting in 2021)		Total Target LTI Opportunity
	$ Value	% of Salary	$ Value	% of Salary	$ Value	% of Salary
Kevin C. Clark	$ 1,475,100	178.8%	$ 793,650	96.2%	$ 2,268,750	275.0%
John A. Martins	$209,840	48.8%	$112,660	26.2%	$322,500	75.0%
William J. Burns	$426,300	81.2%	$229,950	43.8%	$656,250	125.0%
Susan E. Ball	$279,500	65.0%	$150,500	35.0%	$430,000	100.0%
Buffy S. White	$209,840	48.8%	$112,660	26.2%	$322,500	75.0%
The Compensation Committee approves a number of RSAs and a target number of PSAs to be granted to the NEOs on March 31st of each year. The grant date values of the RSAs and PSAs granted in Fiscal 2021 are set forth below and were based on the closing price of our Common Stock on the grant date. Individual awards are based on a percentage of individual’s respective base salary at the time the awards are granted. The percentages and eligibility are based on the terms of employment for certain individuals or as may be determined by the Compensation Committee.
Name	Grant Date Value of RSAs (per share)	Number of RSAs	Grant Date Value of PSAs at Target (per share)	Target Number of PSAs
Kevin C. Clark	$ 12.49	118,070	$ 12.49	63,576
John A. Martins	$12.49	16,784	$12.49	9,038
William J. Burns	$12.49	34,153	$12.49	18,390
Susan E. Ball	$12.49	22,378	$12.49	12,050
Buffy S. White	$12.49	16,784	$12.49	9,038
All of the RSAs granted to the NEOs in 2021 provide for vesting of 33.33% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.
46

The PSAs granted to the NEOs in 2021 provide for the issuance of a number of shares based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) over a three-year performance period (weighted 75%) and the Adjusted EBITDA margin at the end of that three-year performance period (weighted 25%) as follows:
Performance Level	3-year Cumulative Adjusted EBITDA Achieved ($000s)	Percentage of the Target Shares Earned	Adjusted EBITDA Margin Achieved	Percentage of the Target Shares Earned
Below Threshold	Less than $138,800	0%	Less than 7.00%	0%
Threshold	$138,800	20%	7.00%	20%
Target	$185,000	100%	7.50%	100%
Maximum	$203,500	120%	8.00%	120%
The PSAs granted to the NEOs in 2021 will vest, if at all, on or about March 31, 2024, subject to the achievement of the applicable performance goals and the NEOs’ continued employment through such date. The performance stock awards that were granted in 2019 were earned and vested at 120%. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
47

OTHER COMPENSATION AND BENEFITS
Nonqualified Deferred Compensation Plans
We maintain the 2003 Deferred Compensation Plan and the 2017 Nonqualified Deferred Compensation Plan, each an unfunded non-qualified deferred compensation arrangement, intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Under the deferred compensation plans, designated employees, including our NEOs, may elect to defer the receipt of a portion of their annual base salary, bonus and commission to our deferred compensation plans. We may also make a discretionary contribution to the deferred compensation plans on behalf of certain participants. Discretionary contributions to the 2003 Deferred Compensation Plan generally become vested three years from the date such contribution is made to the plan, upon the occurrence of a change in control or upon a participant’s retirement, death during employment or disability. Discretionary contributions to the 2017 Nonqualified Deferred Compensation Plan are subject to such vesting period as determined by the Company at the time of the contribution. Generally, payments under the deferred compensation plans automatically commence upon a participant’s retirement, termination of employment or death during employment. Under certain limited circumstances described in the deferred compensation plans, participants may receive distributions during employment. To enable us to meet our financial commitment under the deferred compensation plans, assets may be set aside in a corporate-owned vehicle, which assets remain available to all our general creditors in the event of our insolvency. Participants of the deferred compensation plans are our unsecured general creditors with respect to the deferred compensation plan benefits.
401(k) Plan and Other Benefits
We maintain a 401(k) plan. The plan permits eligible employees to make voluntary, pre-tax contributions to the plan up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan equal to a pre-determined percentage of an employee’s voluntary, pre-tax contributions and may make an additional discretionary profit-sharing contribution to the plan, subject to applicable tax limitations. Our NEOs are eligible for matching contributions, subject to regulatory limits on contributions to 401(k) plans. Eligible employees who elect to participate in the plan are generally vested in any matching contribution after three years of service with us and fully vested at all times in their employee contributions to the plan. The plan is intended to be tax-qualified under Section 401(k) of the Code, so that contributions to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made.
In addition to the 401(k) plan, we provide our NEOs with the opportunity to elect health and dental coverage, company-paid group term life insurance, disability insurance, paid time off and paid holidays programs applicable to other employees in their locality. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.
48

Employment Agreements
Mr. Clark, Chairman and Former President and Chief Executive Officer
On January 19, 2022, the Board announced that, effective March 31, 2022 (the “Effective Date”), Kevin C. Clark, Co-Founder and Chief Executive Officer (“CEO”) of the Company, would be retiring as President and CEO of the Company and assuming the role of non-executive Chairman of the Board (the “Transition”). The former non-executive Chairman of the Board, Thomas C. Dircks, will continue to serve as a director following the Transition. W. Larry Cash will continue to serve as the Company’s Lead Independent Director.
2022 Letter Agreement
In connection with the Transition, on January 14, 2022, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Clark providing for the following, subject to Mr. Clark’s execution of and delivery to the Company a fully effective and irrevocable release of claims against the Company and related parties: (i) all outstanding equity awards previously granted to Mr. Clark while he was an employee will continue to vest and be settled as currently scheduled (including, but not limited to, performance share awards through the entirety of the applicable performance cycle) during the period of Mr. Clark’s continued service on the Board or other service to the Company; (ii) in the event that there is a Change of Control (as defined in the Company’s 2020 Omnibus Incentive Plan) during Mr. Clark’s continued service to the Company, such equity awards will fully vest immediately prior to the consummation of the Change in Control, and (iii) subject to Mr. Clark’s eligibility for and timely election to receive COBRA continuation coverage from the Company, Mr. Clark is entitled to a lump sum amount, on a taxable basis, equal to the COBRA premiums for the period of 18 months following the Effective Date. Following the Effective Date, Mr. Clark will participate in the director compensation program on the same terms as other non-employee directors while also receiving a supplemental retainer of $85,000 per year for serving as Board Chair. Mr. Clark also will be eligible to receive an annual equity grant of restricted stock under the 2020 Omnibus Incentive Plan, consistent with that received by other non-employee directors.
2019 Employment Agreement
Prior to entering into the Letter Agreement, the Company was a party to the employment agreement, dated January 16, 2019 (the “Clark Agreement”) with Mr. Clark, which set forth the terms and conditions of his employment and was controlling during Fiscal 2021. The Clark Agreement had an initial term that was set to expire on December 31, 2021, subject to automatic renewal for successive one-year terms unless prior to the end of the initial term or any renewal term either party had given at least 90 days’ prior written notice of its intention not to renew the Clark Agreement. The Clark Agreement provided that Mr. Clark would receive an annual base salary of $825,000. Mr. Clark’s base salary was reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the term, Mr. Clark was eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of his base salary, based on achieving performance goals established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Clark was eligible to participate in the Company’s
49

long-term incentive plan and receive awards valued at 275% of his base salary. Such awards were upon terms and conditions determined by the Compensation Committee. Mr. Clark was also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
If Mr. Clark’s employment were terminated by the Company without cause (as defined in the Clark Agreement) or if Mr. Clark terminated his employment for good reason (as defined in the Clark Agreement), subject to his execution of a release, he would be entitled to (i) two years of his base salary plus (ii) an amount equal to two times the bonus Mr. Clark would have earned during the year in which such termination occurs (such amount to be determined by the Compensation Committee). In addition, all then-current benefits would continue for a period of two years and all unvested stock appreciation rights, performance stock awards, stock options or other equity awards would immediately vest. If Mr. Clark’s employment were terminated because the Company had given Mr. Clark notice of non-renewal, he would be entitled to a non-renewal payment equal to 18 months of his base salary.
During Mr. Clark’s employment and for a period of two years thereafter, Mr. Clark may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.
Mr. Martins, President and Chief Executive Officer
2022 Employment Agreement
In connection with the Transition, on January 14, 2022, the Company appointed Mr. Martins as President and Chief Executive Officer (“CEO”) and a member of the Board, and entered into a new employment agreement (the “Employment Agreement”) with Mr. Martins, setting forth the terms of his employment and compensation as President and CEO of the Company. The initial term (the “Initial Term”) of the Employment Agreement is three years, commencing on April 1, 2022 and expiring on March 31, 2025. Thereafter, the Employment Agreement will automatically renew for successive one-year terms, unless either party has given at least 90 days prior written notice of such party’s intention not to renew the Employment Agreement.
The Employment Agreement provides for an initial base salary of $725,000 per annum, which, subject to Board approval, is expected (but is not guaranteed) to be increased to $825,000 per annum following the first anniversary of the Effective Date (the “Base Salary”). The Board, in consultation with the Compensation Committee, will review the Base Salary on an annual basis, and will determine, in its sole discretion, whether to increase (but not decrease) the Base Salary. Pursuant to the Employment Agreement, Mr. Martins will be eligible to participate in the Company’s annual bonus plan and receive an annual incentive cash bonus (the “Bonus”) with a target award opportunity equal to no less than 100% of Base Salary and a maximum opportunity equal to 180% of Base Salary as determined by the Compensation Committee. In addition, during the Initial Term of the Employment Agreement, Mr. Martins will receive an annual equity award pursuant to the Company’s 2020 Omnibus Incentive Plan or its successor (the “Equity Plan”); the target value of the annual equity award will be equal to 200% of Base Salary for the first year and 275% of Base Salary for the second and third years. Such equity awards will be subject to the terms
50

and conditions established by the Compensation Committee and of the Equity Plan. Mr. Martins is also entitled to four weeks of paid vacation and is eligible to participate in all benefit plans and fringe benefit arrangements generally available to the Company’s senior executives.
Pursuant to the Employment Agreement, if Mr. Martins’ employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Martins for good reason (as defined in the Employment Agreement), he will be entitled to receive the following payments and benefits: (i) any unpaid Base Salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) any unpaid Bonus for the year immediately preceding the year in which such termination occurs (iv) payment of unused vacation and sick time in accordance with the Company’s policy; (iv) all other applicable payments or benefits provided for by any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program; and (v) subject to his execution of a release, a severance payment equal to the sum of (a) two years of his Base Salary plus (b) an amount equal to two times the average actual Bonus paid in the immediately prior three calendar years or, in the event Mr. Martins was not an employee during such three-year period, an amount equal to two times the Bonus he would have earned during the year in which the termination occurs (but not less than two times 50% of his target Bonus for the year of termination), and (c) payment in lieu of continued benefits elected by Mr. Martins at the time of such termination in accordance with the Company’s policies for a period of 24 months. Additionally, any and all of Mr. Martins’ unvested stock appreciation rights, restricted stock, performance share awards (at target level performance), stock options, or other equity will immediately vest upon such termination.
In the event that Mr. Martins’ employment is terminated because the Company has provided notice of non-renewal of the Employment Agreement, he will be entitled to receive items (i) through (iv) in the immediately preceding paragraph and, subject to his execution of a release of claims, continued payments of his base salary for a period of 18 months.
Pursuant to the Employment Agreement, during Mr. Martin’s employment and for a period of two years thereafter, Mr. Martins may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.
Mr. Martins is entitled to participate in the Company’s Executive Severance Plan; provided, however, that if he is or becomes eligible to receive severance benefits under such plan, he will cease to be eligible for severance payments under the Employment Agreement described above and the Company’s sole obligation will be to pay him the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof, except as otherwise set forth in the Employment Agreement.
2021 Offer Letter
Prior to entering into the Employment Agreement, the Company was a party to an offer letter, dated January 25, 2021 (the “Martins Offer Letter”) with Mr. Martins, which set forth the terms and conditions of his employment and was controlling during Fiscal 2021. The Martins Offer Letter was effective February 1, 2021. The Martins Offer Letter provided that Mr. Martins would receive an annual base salary of $430,000. Mr. Martins’ base salary would be reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the
51

term, Mr. Martins was eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of his base salary, based on achieving performance goals established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Martins was eligible to participate in the Company’s long-term incentive plan and receive awards valued at 75% of his base salary. Such awards were upon terms and conditions determined by the Compensation Committee. Mr. Martins was also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
If Mr. Martins’ employment were terminated by the Company without cause (as defined in the Martins Offer Letter) or if Mr. Martins terminated his employment for good reason (as defined in the Martins Offer Letter) he would be entitled to the following payments and benefits: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and (v) continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination.
Pursuant to the terms of the Martins Offer Letter, Mr. Martins was entitled to participate in the Company’s Executive Severance Plan; provided, however, that if he was eligible to receive severance benefits under such plan, he would have ceased to be eligible for severance payments under the Martins Offer Letter described above and the Company’s sole obligation would be to pay him the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.
Mr. Burns, Executive Vice President and Chief Financial Officer
On February 1, 2019, the Company amended its employment agreement with William J. Burns to appoint him as its Executive Vice President and Chief Financial Officer. Mr. Burns previously served as the Company’s Chief Operating Officer from January 25, 2018 to February 1, 2019 and as the Company’s Chief Financial Officer since April 2013 to January 2018. The agreement provides for a minimum base salary of $525,000 per year, subject to annual review by the Compensation Committee. Effective February 22, 2021, he is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of his base salary, based on achieving performance goals to be established by the Compensation Committee. Per the agreement, Mr. Burns is also eligible to participate in the Company’s long-term incentive plan and receive awards valued at 125% of his base salary based on the level of achievement of performance goals as Chief Financial Officer to be established by the Compensation Committee.
Mr. Burns is eligible to participate in the Company’s equity incentive plan, as well as all benefit plans and fringe benefit arrangements available to our senior executives. If Mr. Burns’ employment is terminated by us without cause or Mr. Burns terminates his employment for good reason, and if he is not otherwise entitled to receive severance benefits under our Executive Severance Plan Amended and Restated as of May 28, 2010 (“Executive Severance Plan”), subject to his execution of a release, he will be entitled to a severance payment equal to one year’s base salary and health insurance benefits.
52

During Mr. Burns’ employment and for a period of two years thereafter, Mr. Burns may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.
Ms. Ball, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
Ms. Ball joined the Company as its Corporate Counsel pursuant to the terms and conditions of an offer letter entered into on March 18, 2002 (the “Ball Offer Letter”). The Company most recently amended the Ball Offer Letter on February 22, 2021 and increased her base salary to $430,000 and changed her title to include Chief Administrative Officer. Her base salary is reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the term, Ms. Ball is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of her base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Ms. Ball is eligible to participate in the Company’s long-term incentive plan and receive awards valued at 100% of her base salary. Such awards are based upon terms and conditions determined by the Compensation Committee. Ms. Ball is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
If Ms. Ball’s employment is terminated by the Company without cause (as defined in the Ball Offer Letter) or if Ms. Ball terminates her employment for good reason (as defined in the Ball Offer Letter) she will be entitled to the following payments and benefits: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and (v) continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination.
Ms. Ball is entitled to participate in the Company’s Executive Severance Plan; provided, however, that if she is or becomes eligible to receive severance benefits under such plan, she will cease to be eligible for severance payments under the Ball Offer Letter described above and the Company’s sole obligation will be to pay her the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.
During Ms. Ball’s employment and for a period of one year thereafter, she may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may she intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.
Ms. White, Group President Workforce Solutions
On March 27, 2020, the Company amended Ms. White’s original offer letter to increase her base salary from $400,000 to $430,000 and increase her annual cash incentive bonus eligibility from 70% of her base salary to 75% (based on achieving performance goals to be established by the
53

Compensation Committee) (“White Offer Letter”). On January 25, 2021, her title was changed to Group President, Workforce Solutions. Ms. White’s base salary will be reviewed for increase on an annual basis by the Board or the Compensation Committee. In addition, for each calendar year during the term, Ms. White is eligible to participate in the Company’s long-term incentive plan and receive awards valued at 75% of her base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Ms. White is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
Pursuant to the White Offer Letter, if Ms. White’s employment is terminated by the Company without cause (as defined in the White Offer Letter) or if Ms. White terminates her employment for good reason (as defined in the White Offer Letter) she will be entitled to a severance payment equal to the sum of: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and (v) continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination.
Ms. White will be entitled to participate in the Company’s Executive Severance Plan; provided, however, that if she is or becomes eligible to receive severance benefits under such plan, she will cease to be eligible for severance payments under her offer letter described above and the Company’s sole obligation will be to pay her the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.
During Ms. White’s employment and for a period of one year thereafter, she may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may she intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.
Severance/Change of Control Arrangements
We maintain an Executive Severance Plan pursuant to which, subject to executing a release, each NEO is entitled to receive certain severance payments and benefits if, within 90 days prior to, or within 18 months after, a “Change of Control” (as defined in the Executive Severance Plan) of the Company, such NEO is terminated without cause or incurs an “involuntary termination” (i.e., a resignation for good reason). The Executive Severance Plan provides for a “double-trigger” policy, which means that (1) the “Change of Control” must occur and (2) the NEO must be terminated without Cause (as defined in the Executive Severance Plan) or the NEO terminates for “Good Reason” (as defined in the Executive Severance Plan).
Under the Executive Severance Plan, as of December 31, 2021, Mr. Clark, Mr. Burns, and Ms. Ball are entitled to receive continued base salary for a period of two years following termination, plus two times the amount of their target bonus for the year in which a Change of Control occurs; and Mr. Martins and Ms. White are entitled to receive continued base salary for a period of one year following termination, plus one times the amount of their target bonus of the year in which a Change of Control occurs. In addition, during such period, we would continue to make group health, life or other similar insurance plans available to such NEO and his or her dependents,
54

and we would pay for such coverage to the extent we paid for such coverage prior to the termination of employment. The severance benefits payable under the Executive Severance Plan are subject to the execution of a release and reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. As of the Effective Date, Mr. Clark is no longer eligible to participate in the Executive Severance Plan and Mr. Martins, as the CEO, is eligible for the benefits that Mr. Clark was eligible for under the Executive Severance Plan when he was the CEO.
Under our general severance pay policy for all of our eligible employees, if an NEO (other than Messrs. Clark, Burns, and Martins and Ms. Ball and Ms. White, whose arrangements are included in their respective employment agreements or offer letters) is terminated without cause (as defined in our general severance pay policy) other than in connection with a Change of Control (as defined in the Executive Severance Plan), the NEO, subject to executing a release would be entitled to one week’s base salary for each full year of continuous service with us.
Under Mr. Clark’s Letter Agreement, effective April 1, 2022, in the event that there is a Change of Control (as defined in the Company’s 2020 Omnibus Incentive Plan) during Mr. Clark’s continued service to the Company as Chairman of the Board or otherwise, his equity awards will fully vest immediately prior to the consummation of the Change in Control.
Perquisites
Perquisites paid to our NEOs include relocation expenses paid to Mr. Martins in Fiscal 2021. Our NEOs are not entitled to any perquisites that are not otherwise available to all of our employees. Additionally, we do not provide defined benefit pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.
Anti-Hedging Policy
Pursuant to our Securities Compliance Policy and Securities Disclosure Compliance Agreement for Employees and Non-Employee Directors, our NEOs, directors, and employees may not buy or sell or participate in puts, calls, transferable options or other speculative rights and obligations with respect to equity securities of the Company. In addition, they may not make a “short sale” (i.e., the sale of securities that they do not own at the time of the sale or that will not be delivered for more than twenty days).
Stock Ownership Guidelines
Effective as of January 1, 2014, our Company’s chief executive officer must hold shares of Common Stock equal to three times his base salary, to be accumulated over three years, and the Company’s other senior executives must hold shares of Common Stock equal to one times his or her base salary, to be accumulated over three years. Both unvested and fully vested RSAs and fully vested PSAs, as well as directly- and indirectly-held shares, count towards this ownership requirement. All NEOs who have served in that capacity for more than three years are in compliance with this guideline.
55

Impact of Accounting and Tax Matters
As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of ASC Topic 718.
With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code. Section 162(m) limits the income tax deduction by the Company for compensation paid to certain executive officers to $1,000,000 per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, the Company is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1,000,000.
Incentive Compensation Recoupment “Clawback” Policy
The Company has an Incentive Compensation Recoupment Policy (“Clawback Policy”) for executive officers. This policy further strengthens the risk mitigation program (as discussed below) by defining the economic consequences that misconduct has on the executive officer’s incentive-related compensation. If there is a Restatement (as defined below) and the Board determines that an executive officer received incentive compensation over a three-year look back period (during which the policy was in effect) in excess of the amount that would have been paid to the executive officer had such incentive compensation been calculated based on the qualifying restatement, the Board has the discretion to (i) require the executive officer to repay all or a portion of any cash incentive compensation, (ii) cancel all or a portion of any vested or unvested incentive compensation awarded to the executive officer, and (iii) require the executive officer to repay all or a portion of any gains realized with respect to the award. Under the policy, “Restatement” means any restatement of the Company’s financial statements due to non-compliance with any accounting requirement where such restatement is due to the covered person’s fraud or misconduct, errors or omissions or other related activities.
Compensation Risk Management
Our Compensation Committee has specifically reviewed and, in consultation with Pearl Meyer, considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the amount paid. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance-based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation. We believe that this ensures that our NEOs and other employees focus on the health of our business that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees. Our “clawback” and anti-hedging policies and stock ownership requirements also help to manage potential risks and promote alignment with stockholder interests. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.
56

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.
THE COMPENSATION COMMITTEE
Mark Perlberg, JD, Chairperson *
W. Larry Cash, Member
Darrell S. Freeman, Sr., Member
Joseph A. Trunfio, Ph.D., Member
* Mr. Perlberg became Chairperson of the Compensation Committee on March 8, 2022 and he was preceded by Mr. Trunfio, who served as Chairperson of the Compensation Committee from January 1, 2014 to March 8, 2022.
THIS REPORT IS NOT SOLICITING MATERIAL, IS NOT DEEMED TO BE FILED WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.
57

SUMMARY COMPENSATION TABLE
The following table provides a summary of the compensation received by our NEOs for the fiscal years ended December 31, 2021, 2020, and 2019.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Kevin C. Clark (1) Former President and Chief Executive Officer	2021	825,000	2,268,758	1,353,000	—	4,446,758
	2020	790,731	2,268,758	1,067,073	—	4,126,562
	2019	786,923	2,268,764	368,915	—	3,424,602

John A. Martins (1) President and Chief Executive Officer	2021	396,923	322,517	528,900	40,606	1,288,946

William J. Burns Chief Financial Officer and Principal Accounting Officer	2021	525,000	656,262	645,750	—	1,827,012
	2020	511,269	656,260	478,272	—	1,645,801
	2019	525,000	656,258	164,335	—	1,345,593

Susan E. Ball, Chief Administrative Officer, General Counsel and Secretary	2021	428,462	430,006	528,900	—	1,387,368
	2020	409,015	420,003	409,948	—	1,238,966
	2019	413,077	375,008	131,468	—	919,553

Buffy S. White Group President, Workforce Solutions	2021	430,102	322,517	528,900	—	1,281,519
	2020	411,831	322,509	419,708	26,387	1,180,435
	2019	392,308	210,000	186,128	84,486	872,922
(1)
Mr. Clark served as the Company’s President and Chief Executive Officer until March 31, 2022. Mr. Martins served as the Company’s Group President, Delivery, from May 2021 to March 31, 2022, when he was appointed President and Chief Executive Officer.

(2)
Amounts in this column reflect the aggregate grant date fair value of awards of RSAs and PSAs granted under our 2020 Omnibus Incentive Plan and computed in accordance with ASC Topic 718. The aggregate grant date fair value per share of stock awards granted on March 31, 2021 was $12.49. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. The fair value of awards at the maximum level of achievement for the 2021 PSAs was as follows: Mr. Clark, $2,427,569; Mr. Martins, $345,099; Mr. Burns, $702,200; Ms. Ball, $460,107; and Ms. White, $345,099. Further information regarding the Fiscal 2021 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2021 Year-End” tables later in this proxy statement. See Note 15 of the notes to our consolidated financial statements contained in our 2021 Annual Report on Form 10-K filed on February 28, 2022 for a discussion of all assumptions made by us in determining the values of equity awards.

(3)	The “All Other Compensation” column consists of relocation expenses for Mr. Martins of $40,606 in Fiscal 2021.
58

GRANTS OF PLAN-BASED AWARDS
The following table summarizes equity and non-equity incentive plan awards granted to our NEOs during Fiscal 2021.
Name	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin C. Clark	3/31/21	2/18/21	165,000	825,000	1,485,000	—	—	—	—	—
	3/31/21	2/18/21	—	—	—	12,715	63,576	76,291	—	794,064
	3/31/21	2/18/21	—	—	—	—	—	—	118,070	1,474,694

John A. Martins	3/31/21	2/18/21	64,500	322,500	580,500	—	—	—	—	—
	3/31/21	2/18/21	—	—	—	1,808	9,038	10,846	—	112,885
	3/31/21	2/18/21	—	—	—	—	—	—	16,784	209,632

William J. Burns	3/31/21	2/18/21	78,750	393,750	708,750	—	—	—	—	—
	3/31/21	2/18/21	—	—	—	3,678	18,390	22,068	—	229,691
	3/31/21	2/18/21	—	—	—	—	—	—	34,153	426,571

Susan E. Ball	3/31/21	2/18/21	64,500	322,500	580,500	—	—	—	—	—
	3/31/21	2/18/21	—	—	—	2,410	12,050	14,460	—	150,505
	3/31/21	2/18/21	—	—	—	—	—	—	22,378	279,501

Buffy S. White	3/31/21	2/18/21	64,500	322,500	580,500	—	—	—	—	—
	3/31/21	2/18/21	—	—	—	1,808	9,038	10,846	—	112,885
	3/31/21	2/18/21	—	—	—	—	—	—	16,784	209,632
(1)	Constitutes threshold, target, and maximum award opportunities for our NEOs under the Company’s annual cash incentive program, as described in the Compensation Discussion and Analysis section.
(2)
Constitutes threshold, target, and maximum number of shares related to the PSAs granted to the NEOs for Fiscal 2021. PSAs have a three-year performance period ending on March 31, 2024. The PSAs provide for the issuance of a number of shares after the three-year performance period based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and Adjusted EBITDA Margin (weighted 25%) at the end of the three-year period as discussed above. Any shares issued under the PSAs would vest, if at all, on or about March 31, 2024.

(3)
All other stock awards include RSAs granted to the NEOs for Fiscal 2021, as described in the Compensation Discussion and Analysis section. All of the RSAs provide for vesting of 33.33% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.

(4)
Grant date fair value of each equity award, computed in accordance with ASC Topic 718. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. Refer to the footnotes to the Summary Compensation Table above.

59

OUTSTANDING EQUITY AWARDS AT 2021 YEAR-END
The following table summarizes the outstanding equity awards as of December 31, 2021 held by our NEOs.
	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kevin C. Clark	3/31/19	177,491	4,927,150	—	—
	3/31/20	149,664	4,154,673	112,092	3,111,674
	3/31/21	118,070	3,277,623	63,576	1,764,870

John A. Martins	3/31/21	16,784	465,924	9,038	250,895

William J. Burns	3/31/19	51,341	1,425,226	—	—
	3/31/20	43,291	1,201,758	32,424	900,090
	3/31/21	34,153	948,087	18,390	510,506

Susan E. Ball	3/31/19	29,337	814,395	—	—
	3/31/20	27,706	769,119	20,751	576,048
	3/31/21	22,378	621,213	12,050	334,508

Buffy S. White	3/31/19	16,429	456,069	—	—
	3/31/20	21,275	590,594	15,934	442,328
	3/31/21	16,784	465,924	9,038	250,895
(1)	Awards vest in three equal installments on the anniversary of the grant date, provided that the officer continues to be employed with us through each vesting date.
(2)
Awards in this column include PSAs, which are deemed to be earned because the performance condition was achieved as of December 31, 2021, but that had not yet vested and paid out as of that date. The market value of the shares in this column is measured by reference to the Company’s closing stock price as of December 31, 2021 of $27.76.

(3)
Awards in this column include PSAs granted in 2020 and 2021, for which the performance period will lapse as of December 31, 2022 and December 31, 2023, respectively. PSAs, if earned, provide for the issuance of a number of shares after the three-year performance period (at which time the performance condition is deemed to be achieved), with the underlying shares vesting and paid out on the anniversary of the grant date. The amounts reflected in the table assume that all goals under the PSAs will be achieved at the target level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.

60

OPTION EXERCISES AND STOCK VESTED IN 2021
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin C. Clark	155,528	1,942,545
John A. Martins	—	—
William J. Burns	56,800	709,432
Susan E. Ball	32,818	409,897
Buffy S. White	21,258	265,512
(1)	Value realized upon vesting of the stock awards represents the total number of shares vested multiplied by the closing price on the vesting date.
NONQUALIFIED DEFERRED COMPENSATION 2021
Name	Executive Contribution in Last FY ($)(a)(1)	Registrants Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)(2)(3)
Kevin C. Clark	—	—	—	—	—
John A. Martins	—	—	—	—	—
William J. Burns	—	—	—	—	—
Susan E. Ball	—	—	—	—	—
Buffy S. White	127,254	—	31,561	—	266,949
(1)	Includes aggregate deferred cash compensation in Fiscal 2021.
(2)
Amounts in column (a) are included in the NEOs compensation for 2021 as reflected in the Summary of Compensation Table on page 58. On a cumulative basis, $208,142 for Ms. White has been reported as compensation to the NEO on the Summary of Compensation Table, and on prior Company proxy statements, and is included in column (e).

(3)	A description of the Nonqualified Deferred Compensation Plans is set forth in the Compensation Discussion and Analysis section.
61

Potential Payments Upon Termination or Change in Control
The tables below describe and estimate the amounts and benefits that our NEOs would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2021 (based on the plans and arrangements in effect on such date). Where applicable, the amounts payable assume a $27.76 fair value of our Common Stock (the closing price on December 31, 2021). The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. The tables exclude (i) compensation amounts accrued through December 31, 2021 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the Cash Payment amounts include the actual amount paid to the NEOs for 2021, since the hypothetical termination or change of control date is the last day of the fiscal year for which the bonus is to be determined.
Kevin C. Clark:	Non-Change of Control Termination without Cause or for Good Reason ($)(1)	Termination for Cause or Resignation without Good Reason ($)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	3,300,000(2)	—	3,300,000(2)	—
Health and Life Insurance Benefits	1,632(3)	—	1,632(3)	—
Acceleration of Equity Awards	16,788,054(4)	—	16,788,054(4)	16,788,054(4)
Total Termination Benefits:	20,089,686	—	20,089,686	16,788,054
William J. Burns:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	525,000(5)	—	1,837,500(2)	—
Health and Life Insurance Benefits	18,374(5)	—	36,748(3)	—
Acceleration of Equity Awards	—	—	4,856,085(4)	4,856,085(4)
Total Termination Benefits:	543,374	—	6,730,333	4,856,085
Susan E. Ball:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	430,000(10)	—	1,505,000(2)	—
Health and Life Insurance Benefits	—	—	27,480(3)	—
Acceleration of Equity Awards	—	—	3,041,247(4)	3,041,247(4)
Total Termination Benefits:	430,000	—	4,573,727	3,041,247
62

John A. Martins:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	430,000(10)	—	752,500(11)	—
Health and Life Insurance Benefits	—	—	18,317(12)	—
Acceleration of Equity Awards	—	—	716,819(4)	716,819(4)
Total Termination Benefits:	430,000	—	1,487,636	716,819
Buffy S. White:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	430,000(10)	—	752,500(11)	—
Health and Life Insurance Benefits	—	—	351(12)	—
Acceleration of Equity Awards	—	—	2,164,336(4)	2,164,336(4)
Total Termination Benefits:	430,000	—	2,917,187	2,164,336
(1)
“Cause” is generally defined under Mr. Clark’s employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) his admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) his knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) his gross negligence or willful misconduct with respect to his duties that results in material harm to the Company.

“Cause” is generally defined under Mr. Burns’ employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) continued material breach of the Company’s Code of Conduct or any obligations under the employment agreement for 30 days after the Company has given notice thereof in reasonable detail, if such breach has not been cured by him during such period; or (iv) gross negligence or willful misconduct with respect to his duties or gross misfeasance of office.
“Cause” is generally defined under Mr. Martins’, Ms. White’s, and Ms. Ball’s offer letters as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him/her or another person or entity at the expense of the Company; (ii) pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) gross negligence or willful misconduct with respect to his/her duties or gross misfeasance of office that results in material harm to the Company.
63

“Good Reason” is generally defined under Mr. Clark’s employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his compensation components; (iii) a relocation of his principal business location to a location more than 25 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
“Good Reason” is generally defined under Mr. Burns’ employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his Base Salary; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
“Good Reason” is generally defined under Mr. Martins’, Ms. White’s, and Ms. Ball’s offer letters as, without his/her written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his/her then authority, duties or responsibilities or assignment of duties that are inconsistent with his/her status, title or position; (ii) a material diminution in his/her base salary or other compensation components; (iii) a relocation of his/her principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
(2)
Represents two times the sum of base salary and target bonus. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Severance payments are paid pro-rata over one year in accordance with the Company’s normal payroll practices starting 60 days after separation from service.

(3)	Represents two years of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.
(4)
Represents the value of unvested restricted stock that would accelerate and vest on a change in control (as defined in the 2020 Omnibus Incentive Plan). The value is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on December 31, 2021 of $27.76. Awards issued on or after June 20, 2014 do not vest on change in control except at discretion of the Compensation Committee. The above table assumes that all awards will vest upon a change in control.

(5)	Represents the sum of one-year base salary and one year of benefits for Mr. Burns, paid pro-rata over one year in accordance with the Company’s normal payroll practices.
(6)
“Cause” is generally defined under our general severance pay policy as: (i) an NEO engaging in actions that are injurious to us (monetarily or otherwise) or (ii) an NEO’s conviction for any felony or any criminal violation involving dishonesty or fraud.

64

(7)
Under the Severance Policy, “cause” is as defined under an NEO’s employment agreement with us, but if the NEO does not have an employment agreement with us that defines “cause,” then “cause” is defined as termination due to an NEO’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for us or an affiliate as determined by the Compensation Committee in its sole discretion; or (ii) in the case where there is an employment agreement, or similar agreement, in effect between us or an affiliate and the NEO at the termination date that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change of control, such definition of “cause” shall not apply until a change of control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, an NEO shall be deemed to be terminated for “Cause” if the NEO: (i) breaches the terms of any agreement between the Company or an affiliate and the NEO including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside the Company or its affiliates, or uses in other than the Company’s or its affiliates’ business, without written authorization from the Company, any confidential information or proprietary information, relating to the business of the Company or its affiliates acquired by the NEO prior to the termination date.

(8)
“Good reason” (called an “involuntary termination” under the Severance Policy) is generally defined under the Severance Policy as: (i) without the Employee’s express written consent, a significant reduction of the Employee’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the NEO from such position, duties and responsibilities, unless the NEO is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute an “Involuntary Termination”; (ii) a reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the NEO is entitled immediately prior to such reduction with the result that the NEO’s overall benefits package is materially reduced (unless such reduction is applicable to all employees); or (iv) without the NEO’s express written consent, the relocation of the NEO to a facility or a location more than thirty-five (35) miles from his or her current location.

(9)	Represents one week’s base salary for each full year of continuous service with us.
(10)	Represents one year of base salary for Mr. Martins, Ms. White, and Ms. Ball, paid pro-rata over one year in accordance with the Company’s normal payroll practices.
(11)
Represents the sum of base salary plus target bonus, paid pro-rata over one year in accordance with the Company’s normal payroll practices. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.

(12)	Represents one year of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.
65

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” paid employee and the annual total compensation of Kevin C. Clark, who served as our President and Chief Executive Officer (“CEO”) during the entirety of Fiscal 2021.
For purposes of determining our pay ratio for Fiscal 2021, the annual total compensation of our median employee (excluding our CEO) was $37,851 and the total compensation of our CEO was $4,446,758. Based on this information, the ratio of the annual total compensation of our CEO to that of our median employee for 2021 was 117 to 1.
The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows:
We determined that, as of December 31, 2021, our employee population, including our full-time, part-time and temporary employees, consisted of approximately 14,840 individuals, with 14,643 of these individuals located in the U.S. and 197 individuals located outside the U.S. Under SEC rules, which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded 197 employees located in India from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 14,643 U.S. employees and 0 non-U.S. employees.
To identify the median employee, we used total cash compensation as our consistently applied compensation measure. For new employees, who were hired in Fiscal 2021 but did not work for the Company for the entire fiscal year, compensation was annualized for the full year and compensation for part-time employees was annualized but not converted into a full-time equivalent. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined our median employee based on the actual cash compensation, consisting of salary, overtime pay, bonus and commissions, and other cash earnings, paid to each employee in the identified employee population for the period from January 1, 2021 through December 31, 2021.
Once we identified our median employee, the employee’s total compensation for 2021 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation amount reported above. With respect to our CEO’s annual total compensation, we used the amount reported in the Total column in the Summary Compensation Table of this proxy statement.
We believe the above pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance; however, due to the flexible approaches permitted in calculating the CEO pay ratio, comparisons among companies may not be very meaningful.
66

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 34 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 58, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2022 annual meeting of stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. This proposal gives the Company’s stockholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this proxy statement.
The Board and the Compensation Committee value the opinions of the Company’s stockholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take such actions.
The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. At our 2017 annual meeting of stockholders, our stockholders voted to conduct the “say-on-pay” advisory vote on an annual basis, which we will continue to do until the next vote on the frequency of holding our advisory “say-on-pay” votes in 2023.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR
NAMED EXECUTIVE OFFICERS IN 2021
(PROPOSAL NO. 3 ON YOUR PROXY CARD)
67

RELATED PARTY TRANSACTIONS
The Company documents its processes and controls surrounding the validity, accuracy, and completeness of related party transactions. We compile related party listings which management discusses during quarterly disclosure committee meetings. Accounting teams review general ledger and sub-ledger transactions based on the listings to identify and quantify related party transactions. Contracts associated with related party transactions are sent to General Counsel, who discusses the contracts with the Chief Executive Officer and the Chief Financial Officer for further action. The Company has deemed it reasonable to establish a $0 threshold and to disclose all related party transactions.
On an ongoing basis, the Audit Committee reviews all related party transactions (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.
The following summarizes all of the related party transactions for Fiscal 2021:
Mark Fortunato is employed by Cross Country Healthcare, Inc. as Vice President of Corporate Development. He is the son-in-law of Kevin C. Clark, former CEO and current Chairman of the Board. In 2021, Mr. Fortunato’s compensation and benefits were comparable to those generally available to similarly situated employees. The Company also transacts business with Recruitics, a company which provides digital marketing services and is related to Mr. Clark, who is a minority shareholder in the firm’s parent company and a member of its Board of Directors. Expenses paid to this firm in Fiscal 2021 were $205,560. In addition, the Company provided services in the amount of $727,737 to ChristianaCare, affiliated with Dr. Janice E. Nevin, a Director of Cross Country Healthcare. Dr. Nevin is President and Chief Executive Officer of ChristianaCare. The transactions with these companies are considered related party transactions and have been approved by the Audit Committee.
The Company’s Code of Conduct, which is signed by all employees on an annual basis, requires that all employees avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company, and must disclose any such conflicts to the Company. Members of the Board and the executive officers are each required to compete an annual questionnaire which includes disclosure of any interests they have in companies which transact business with Cross Country or any of its affiliates.
68

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, including the Company’s internal controls, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.crosscountryhealthcare.com.
Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with U.S. generally accepted accounting principles, as well as expresses an opinion on the effectiveness of internal control over financial reporting, and discusses with us any issues they believe should be raised with us.
The Audit Committee reviewed the Company’s unaudited financial statements for each calendar quarter of 2021 as well as the Company’s audited financial statements for the 2021 fiscal year and reviewed and discussed the financial statements with management and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.
We have received from D&T the written disclosures and the letter required by the applicable rules and standards of the Public Company Accounting Oversight Board (“PCAOB”) and discussed with D&T its independence from the Company and its management. The Audit Committee also discussed with D&T any matters required to be discussed by the applicable rules and standards of PCAOB.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
THE AUDIT COMMITTEE

W. Larry Cash, Chairperson
Gale Fitzgerald, Member
Darrell S. Freeman, Sr., Member
Janice E. Nevin, M.D., MPH, Member
THIS REPORT IS NOT SOLICITING MATERIAL, IS NOT DEEMED TO BE FILED WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.
69

AUDIT FEES
D&T’s fees for services rendered during the fiscal years ended December 31, 2021 and December 31, 2020 are set forth below.
	2021	2020
Audit Fees	$ 1,527,233	$ 1,527,161
Audit-Related Fees	200,000	15,750
Tax Fees	53,750	7,875
All Other Fees	1,895	—
Total	$1,782,878	$1,550,786
Audit Fees consist of the fees billed for professional services rendered in connection with our annual audit and review of the financial statements included in our quarterly reports and services that are provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2021 and 2020 included three quarterly reviews for each year. This category also includes: fees for comfort letters, consents, assistance with and review of documents filed with the SEC, Section 404 attestation services, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.
Audit-Related Fees consist of the fees for assurance and related services (due diligence services related to mergers and acquisitions) that are reasonably related to the performance of the audit and review of our financial statements and are not reported under Audit Fees.
Tax Fees consist of services rendered for tax compliance, advice and planning.
All Other Fees consist of subscription fees for a D&T’s accounting research tool.
All of the fees described above were approved by the Audit Committee or the Chairperson of the Audit Committee in advance, as allowed by the Audit Committee charter. The Audit Committee has considered, and is satisfied that, the provision of the services provided by D&T represented under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the principal accountants’ independence.
70

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm
It is the Company’s policy that the Audit Committee pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year. The Chairperson of the Audit Committee has been vested with the authority to approve or pre-approve services to be provided by the independent auditors when expedition of services is necessary, provided that the Chairperson reports any approval or pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee is prohibited from delegating its responsibility to pre-approve services of the independent auditor to management. None of the services of the independent auditors were approved by the Audit Committee pursuant to a waiver of the SEC’s rules regarding pre-approval.
71

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
D&T has served as our independent registered public accounting firm since 2015. The Audit Committee annually evaluates the selection of our independent registered accounting firm and has reappointed D&T as the Company’s independent registered public accounting firm (an independent accounting firm) to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2022. In deciding whether to reappoint D&T, the Audit Committee considered a number of factors, including, but not limited to the independence, quality of services, the effectiveness of communications, and the technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Although stockholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting the Company’s stockholders’ input is a matter of good corporate governance. If the stockholders fail to ratify the appointment of D&T, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if D&T appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Members of D&T are expected to be present by virtual participation at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Recommendations
The Audit Committee deems the ratification of the appointment of D&T as our independent registered public accounting firm to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal No. 2.
The affirmative vote of holders of a majority of shares represented at the Annual Meeting, by virtual participation or by proxy and entitled to vote is required for the appointment of the Audit Committee’s selection of D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2 ON YOUR PROXY CARD)
72

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2023, in addition to meeting certain eligibility requirements established by the SEC, must be in writing and received by the General Counsel at the Company’s principal executive offices on or prior to December 5, 2022. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. Notice of any stockholder proposal must include various matters as prescribed by the SEC, including a clear and concise description of the proposal, and the reasons for proposing it.
Any stockholder (i) who wishes to propose business to be considered by the stockholders at the Annual Meeting of Stockholders to be held in 2023, other than a proposal to be included in the Proxy Statement and form of proxy, or (ii) who wants to nominate a person for election to our Board at that meeting, must provide a written notice that sets forth the specified information described in our Amended and Restated Bylaws (the “Bylaws”) concerning the proposed business or nominee. The notice must be delivered to the Corporate Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement, no earlier than January 17, 2023 and no later than February 16, 2023. A copy of our Bylaws can be obtained upon request directed to the address set forth on the first page of this proxy statement or is available on our website at www.crosscountryhealthcare.com.
Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2023.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for Notices of Internet Availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household Notices of Internet Availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.
73

If a stockholder wishes in the future to receive a separate Notice of Internet Availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, at 877-219-7066 or Computershare, P.O. Box 50500, Louisville, KY 40233. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.
74

ANNUAL REPORT
The Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Form 10-K, with the SEC which is available free of charge through our Internet website, www.crosscountryhealthcare.com. Stockholders may obtain a printed copy of the 2021 Form 10-K by writing to our Investor Relations department at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487. In response to such request, we will furnish without charge the 2021 Form 10-K including financial statements, financial schedules and a list of exhibits. A copy of our Annual Report for the year ended December 31, 2021, which includes the 2021 Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting and who request a 2021 Form 10-K be mailed to them. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.
By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary

April 4, 2022
75

ANNEX A

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. Management also uses these non-GAAP financial measures as performance measures in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company’s credit facilities in calculating various ratios. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.
We use Adjusted EBITDA and Adjusted EPS as supplemental measures to the financial measures we present in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue from services. These non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures are provided for consistency and comparability to prior year results, and management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s operating performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.
Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited. amounts in thousands, except per share data)
	Year Ended December 31,
	2021	2020
Reconciliation of Adjusted EPS(1)
Diluted EPS, GAAP	$3.53	$(0.36)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs	0.03	—
Restructuring costs	0.06	0.16
Legal settlements and fees	(0.02)	0.09
Impairment charges (excluding rebranding impacts)	0.05	0.45
Rebranding impairments and accelerated amortization	—	0.09
Applicant tracking system costs	0.03	0.05
Nonrecurring income tax adjustments	(0.62)	0.01
Tax impact of non-GAAP adjustments	—	(0.03)
Adjusted EPS, non-GAAP	$ 3.06	$ 0.46
76

	Year Ended December 31,
	2021	2020
Reconciliation of Adjusted EBITDA(2)
Net income (loss) attributable to common stockholders	$132,002	$(12,962)
Interest expense	6,866	2,890
Income tax expense (benefit)	1,206	(188)
Depreciation and amortization	9,852	12,671
Acquisition and integration-related costs	1,068	77
Restructuring costs	2,630	6,052
Legal settlements and fees	(1,141)	2,998
Impairment charges	2,070	16,248
Loss on disposal of fixed assets	219	364
Gain on lease termination	(542)	(64)
Other income, net	(447)	(20)
Equity compensation	6,894	5,403
Applicant tracking system costs	1,376	2,033
Net income attributable to noncontrolling interest in subsidiary	—	820
Adjusted EBlTDA	$ 162,053	$36,322
(1)
Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share (diluted EPS, GAAP) before the diluted EPS impact of acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments.

(2)
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary.

77

CROSS COUNTRY HEALTHCARE

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCRN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74542-P65861

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROSS COUNTRY HEALTHCARE, INC.

The Board of Directors recommends you vote FOR the following:

1. PROPOSAL TO ELECT EIGHT DIRECTORS FOR TERMS EXPIRING AT THE 2023 ANNUAL MEETING.

Nominees:	**For**	**Against**	**Abstain**
1a. Kevin C. Clark	☐	☐	☐
1b. W. Larry Cash	☐	☐	☐
1c. Thomas C. Dircks	☐	☐	☐
1d. Gale Fitzgerald	☐	☐	☐
1e. Darrell S. Freeman, Sr.	☐	☐	☐
1f. John A. Martins	☐	☐	☐
1g. Janice E. Nevin, M.D., MPH	☐	☐	☐
1h. Mark Perlberg, JD	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.	☐	☐	☐
3. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D74543-P65861

CROSS COUNTRY HEALTHCARE, INC.
This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 4, 2022, hereby appoints John A. Martins and Kevin C. Clark as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Cross Country Healthcare, Inc. held of record by the undersigned on March 21, 2022, at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Time on Tuesday, May 17, 2022 via live webcast at www.virtualshareholdermeeting.com/CCRN2022 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3, AND AT THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side